                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger ("Agreement") is entered into as of the 4th day of March, 1999, by and among NETIVATION.COM, INC., a Nevada corporation ("Netivation"), THE ONLINE MEDICAL BOOKSTORE, INC., an Idaho corporation ("Netivation Sub"), THE ONLINE MEDICAL BOOKSTORE, LLC, a Delaware limited liability company ("Company"), and DR. DANIEL L. KRAFT, M.D. ("Shareholder").

                               R E C I T A L S :

     A. The Shareholder is the holder and owner of all of the issued and outstanding membership interests of Company (all of such outstanding interests, the "Shares").

     B. Netivation is the owner and holder of all of the issued and outstanding shares of Netivation Sub.

     C. Netivation desires to acquire Company by means of a merger of Company with and into Netivation Sub, and Shareholder and Company desire the same, upon the terms and subject to the conditions of the this Agreement.

     D. Pursuant to such merger, Netivation Sub will be the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and Company will be the merged or disappearing company (sometimes referred to herein as the "Merged Company");

     E. The parties hereto have determined that the proposed merger of Company with and into Netivation Sub is in the best interests of their respective entities and owners.

     F. Such merger is subject to, among other things, approval by the Boards of Directors of Netivation and Netivation Sub and the Shareholder as required under Section 18-209 of the Delaware Limited Liability Company Act (the "DLLCA") and Part 11 of the Idaho Business Corporation Act (the "IBCA").

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

                              A G R E E M E N T :

     1.   The Merger.

          1.1 The Merger. At the Effective Time (as defined below) and subject to and upon the terms of this Agreement, the DLLCA, and the IBCA, Company shall be merged with and into Netivation Sub (the "Merger"), the separate company existence of Company shall cease, and Netivation Sub shall continue as the surviving corporation in accordance with Section 1.4 (the

AGREEMENT AND PLAN OF MERGER - 1

"Surviving Corporation"). The parties intend that the merger be treated for federal income tax purposes as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

          1.1.1 Delaware Certificate of Merger. At the Closing, Company and Netivation Sub shall execute and acknowledge a Delaware Certificate of Merger in the form of Exhibit 1.1.1 ("Delaware Certificate of Merger") providing for the Merger pursuant to Section 18-209 of the DLLCA.

          1.1.2 Idaho Articles of Merger. At the Closing, Netivation Sub shall execute and acknowledge Idaho Articles of Merger in the form of Exhibit 1.1.2 ("Idaho Articles of Merger") providing for the Merger pursuant to Part 11 of the IBCA.

          1.1.3 Filings. Immediately upon completion of the Closing, Company and Netivation Sub shall cause the Merger to be consummated by filing or causing to be filed the Idaho Articles of Merger with the Secretary of State of Idaho and by filing or causing to be filed the Delaware Certificate of Merger with the Secretary of State of Delaware, pursuant to Section 30-1-1105 of the IBCA and
Section 18-209 of the DLLCA, respectively.

      1.2 Effective Time. The Effective Time of the Merger (the "Effective Time") shall be the first business day when the Merger is effective under both the IBCA and the DLLCA.

      1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided under all applicable provisions of the IBCA and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time:

          1.3.1 Shares. All then outstanding Shares shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the number of shares of Netivation's common stock (the "Netivation Stock") equal to One Million Nine Hundred Twenty-eight Thousand Five Hundred Seventy-one (1,928,571) divided by the per share effective price of Netivation's common stock upon the effectiveness of Netivation's initial public offering ("IPO"), subject to the Securities Law Restrictions and the Hold Restriction, which Netivation Stock, together with Two Hundred Fifty Thousand Dollars ($250,000), shall constitute the total merger consideration to Shareholder. The number of shares of the Netivation Stock issuable to the Shareholder hereunder shall be rounded to the nearest whole share; Netivation shall not be obligated to issue fractional shares of Netivation Stock and cash shall not be paid in lieu of fractional shares. Netivation shall pay the Shareholder Seventy-five Thousand Dollars ($75,000) cash upon the execution of this Agreement, the receipt of which is hereby acknowledged. Netivation shall pay the Shareholder the remaining One Hundred Seventy-five Thousand Dollars ($175,000) cash at the Closing.

AGREEMENT AND PLAN OF MERGER - 2

          1.3.2 Other Effects. Any and all assets, rights, privileges, powers and franchises of Netivation Sub and the Company, individually and collectively, shall vest in the Surviving Corporation, and any and all debts, liabilities, duties and obligations of Netivation Sub and the Company, individually and collectively, shall vest in, be deemed to be assumed by and become debts, liabilities, duties and obligations of the Surviving Corporation.

    1.4   The Surviving Corporation.

          1.4.1 Articles of Incorporation. The Articles of Incorporation of Netivation Sub as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate.

          1.4.2 Bylaws. The Bylaws of Netivation Sub as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

          1.4.3 Directors and Officers. Promptly following the Effective Time, the individuals listed on Exhibit 1.4.3 shall be elected as the directors and officers of the Surviving Corporation.

          1.4.4 Surrender. At the Closing, the Merged Company shall surrender its membership registry, minute book and company seal, if any, to the Surviving Corporation. At the Effective Time the membership transfer books of the Merged Company shall be closed, and there shall be no registration of transfers of membership interests of the Merged Company thereafter.

          1.4.5 No Transfers. There shall be no further registration or transfers of the Shares on the transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be cancelled in consideration of the payment of the appropriate number of shares of Netivation Stock as provided herein, except as otherwise provided by Law.

    1.5 Additional Actions. If, at any time after the Closing, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the Merged Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of this Agreement and the transactions contemplated hereby, the Merged Company shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, novations and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and

AGREEMENT AND PLAN OF MERGER - 3
otherwise to carry out the purpose of this Agreement and the transactions contemplated hereby; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Merged Company or otherwise to take any and all such actions.

          1.6  [Intentionally Blank.]

          1.7 Securities Law Restrictions and Hold Restriction. "Securities Law Restrictions" means restrictions applicable to shares of the Netivation Stock by virtue of the fact that such shares of Netivation common stock will not be registered under the Securities Act and applicable state "Blue Sky" laws at or after the time of issuance, and must be held indefinitely unless or until (a) they are sold to Netivation, (b) they are subsequently registered under the Securities Act of 1933 and applicable state "Blue Sky" laws or (c) an exemption from such registration is available for any subsequent sale or distribution. The "Hold Restriction" means the Netivation Stock may be restricted as determined by the managing underwriter of Netivation's IPO, provided, however, such restrictions shall be no more restrictive than those imposed upon Netivation's common stock held by any of Netivation's officers and, in any event, shall expire no later than one (1) year after the effective date of the IPO. At least ninety (90) days prior to the expiration of any resale restrictions imposed by the underwriter, Netivation shall commence the process of registering the Netivation Stock under the Securities Act of 1933 and shall use its best efforts to conclude such registration as soon thereafter as possible.

     2.   Representations and Warranties of the Company and Shareholder.
As a material inducement to Netivation to enter into this Agreement, Shareholder and the Company, jointly and severally, represent and warrant that:

          2.1 Organization and Power. The Company is a limited liability company duly organized and validly existing under the laws of the state of Delaware and the Company is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted. The copies of the Company's certificate of formation and operating agreement that have been furnished to Netivation's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          2.2 Shares and Related Matters. All membership interests of the Company are owned, beneficially and of record, by Shareholder. The Company has not agreed, orally or in writing, to issue any additional interests, nor does it have outstanding, nor has it agreed, orally or in writing, to issue, any options or rights to purchase or otherwise acquire any additional interests. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any membership interests. The Company has not violated any applicable securities laws or regulations in connection with the offer or sale of its securities. All of the outstanding membership interests of the Company are validly issued, fully paid, and nonassessable. Shareholder has, and at the Effective Time, Netivation will have, good and marketable title to the

AGREEMENT AND PLAN OF MERGER - 4

Shares, free and clear of all security interests, liens, encumbrances, or other restrictions or claims, subject only to restrictions as to marketability imposed by securities laws.

          2.3 Subsidiaries. The Company does not own or hold any rights to acquire any shares of stock or any other security or interest in any other corporation or entity.

          2.4 Conduct of Business; Liabilities. The Company is not in default under, and no condition exists that with notice or lapse of time would constitute a default of the Company under (i) any mortgage, loan agreement, evidence of indebtedness, or other instrument evidencing borrowed money to which the Company is a party or by which the Company or the properties of the Company are bound or (ii) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the business, financial condition, or results of operations of the Company taken as a whole.

          2.5 Financial Statements. The unaudited balance sheet of the Company as of December 31, 1998, in the form attached to this Agreement as
Exhibit 2.5(A) and the income statement for the period ending December 31, 1998, in the form attached to this Agreement as Exhibit 2.5(B) (collectively the "December 31, 1998, Financial Statements"), fairly presents the financial position of the Company as at December 31, 1998. Except as contemplated by or permitted under this Agreement, there are no adjustments that would be required on review of the December 31, 1998, Financial Statements that would, individually or in the aggregate, have a material negative effect upon the Company's reported financial condition.

          2.6 No Undisclosed Liabilities. Except for (i) liabilities and obligations incurred in the ordinary course of business since December 31, 1998, ("Statement Date"), and (ii) liabilities or obligations described in Schedule 2.6, neither the Company nor any of the property of the Company is subject to any material liability or obligation.

          2.7 Absence of Certain Changes. Except as contemplated or permitted by this Agreement, since the Statement Date there has not been:

               2.7.1 Any material adverse change in the business, financial condition, operations, or assets of the Company;

               2.7.2 Any damage, destruction, or loss, whether covered by insurance or not materially adversely affecting the properties or business of the Company;

               2.7.3 Any sale or transfer by the Company of any tangible or intangible asset other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien, or encumbrance on any such asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory;

AGREEMENT AND PLAN OF MERGER - 5

               2.7.4 Any declaration, setting aside, or payment of a distribution in respect of or the redemption or other repurchase by the Company of any membership interests in the Company;

               2.7.5 Any material transaction not in the ordinary course of business of the Company;

               2.7.6 The lapse of any material trademark, assumed name, trade name, service mark, copyright, or license or any application with respect to the foregoing;

               2.7.7 The grant of any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing, or other plan) other than customary increases on a periodic basis or required by agreement or understanding in the ordinary course of business and in accordance with past practice;

               2.7.8 The discharge or satisfaction of any material lien or encumbrance or the payment of any material liability other than current liabilities in the ordinary course of business;

               2.7.9 The making of any material loan, advance, or guaranty to or for the benefit of any person except the creation of accounts receivable in the ordinary course of business; or

               2.7.10 An agreement to do any of the foregoing.

          2.8 ERISA and Related Matters. Schedule 2.8 sets forth a description of all "Employee Welfare Benefit Plans" and "Employee Pension Benefit Plans" (as defined in (S)(S) 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) existing on the date hereof that are or have been maintained or contributed to by the Company. Except as listed on
Schedule 2.8, the Company does not maintain any retirement or deferred compensation plan, savings, incentive, membership interest purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, consultant or agent of the Company, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "Employee Benefit Plan" (as defined in (S) 3(3) of ERISA), for which the Company may have any ongoing material liability after Closing. The Company does not maintain nor has it ever contributed to any Multiemployer Plan as defined by (S) 3(37) of ERISA. The Company does not currently maintain any Employee Pension Benefit Plan subject to Title IV of ERISA. There have been no "prohibited transactions" (as described in (S) 406 of ERISA or (S) 4975 of the Code) with respect to any Employee Pension Benefit Plan or Employee Welfare Benefit Plan maintained by the Company as to which the Company has been a party. As to any employee pension benefit plan listed on Schedule 2.8 and subject to Title IV of ERISA, there have been no reportable events (as such term is defined in (S) 4043 of ERISA).


AGREEMENT AND PLAN OF MERGER - 6

          2.9 Litigation. There are no material actions, suits, proceedings, orders, investigations, or claims pending or, to the Shareholder's and the Company's knowledge, overtly threatened against the Company or any property of the Company, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to Shareholder's and the Company's knowledge, any governmental investigations or inquiries; and, to the knowledge of Shareholder and the Company, there is no basis for any of the foregoing.

          2.10 Tax Matters. The Company has prepared in a substantially correct manner and has filed all federal, state, local, and foreign tax returns and reports heretofore required to be filed by it and has paid all taxes shown as due thereon. No taxing authority has asserted any deficiency in the payment of any tax or informed the Company that it intends to assert any such deficiency or to make any audit or other investigation of the Company for the purpose of determining whether such a deficiency should be asserted against the Company. The Company has elected to be taxed as a Subchapter S corporation.

          2.11 Compliance with Laws. To the Shareholder's knowledge, the Company is, in the conduct of its business, in substantial compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to them, the enforcement of which, if the Company was not in compliance therewith, would have a materially adverse effect on the business of the Company, taken as a whole. Neither Shareholder nor the Company have received any notice of any asserted present or past failure by the Company to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

          2.12 No Brokers. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon any of the parties hereto.

          2.13 Insurance. Schedule 2.13 contains a list of each insurance policy maintained by the Company with respect to its properties, assets, and businesses, and each such policy is in full force and effect. The Company is not in material default with respect to its obligations under any such policy maintained by it. Neither Shareholder nor the Company has been notified of the cancellation of any of the insurance policies listed on Schedule 2.13 or of any material increase in the premiums to be charged for such insurance policies.

          2.14 Employees and Labor Relations Matters. Except as provided in this
Agreement:

               2.14.1 Neither Shareholder nor the Company is aware that any executive or key employee of the Company or any group of employees of the Company has any plans to terminate employment with the Company;


AGREEMENT AND PLAN OF MERGER - 7
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               2.14.2 To the Shareholder's knowledge, the Company has
substantially complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, Americans With Disabilities Act, and the payment of social security and other taxes;

               2.14.3 There is no unfair labor practice charge, complaint, or other action against the Company pending or, to Shareholder's and the Company's knowledge, threatened before the National Labor Relations Board and the Company is not subject to any order to bargain by the National Labor Relations Board;

               2.14.4 No questions concerning representation have been raised or, to Shareholder's and the Company's knowledge, are threatened with respect to employees of the Company;

               2.14.5 No grievance that might have a material adverse effect on the Company and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Shareholder and the directors and responsible officers of the Company, no basis exists for any such grievance or arbitration proceeding; Company has no collective bargaining or union contracts agreement in effect or being negotiated; and

               2.14.6 To the knowledge of Shareholder and the directors and responsible officers of the Company, no employee of the Company is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with persons other than the Company relating to the present business activities of the Company; there is no labor strike, dispute, request for representation, slowdown, or stoppage pending or, to Shareholder's and the Company's knowledge, threatened against the Company.

          2.15 Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to Netivation by or on behalf of the Company or Shareholder with respect to this purchase contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. Shareholder has not intentionally concealed any fact known by Shareholder to have a material adverse effect upon the Company's existing or expected financial condition, operating results, assets, customer relations, employee relations, or business prospects taken as a whole.

          2.16 Power of Attorney. No material power of attorney or similar authorization given by the Company is presently in effect.

          2.17 Accounts Receivable. All accounts receivable of the Company reflected in the December 31, 1998, Financial Statements represent bona fide sales actually made in the ordinary course of business.


AGREEMENT AND PLAN OF MERGER - 8

          2.18 Agreements and Commitments. Schedule 2.18 contains a complete and accurate list of each agreement, contract, instrument, and commitment (including license agreements) to which the Company is a party that provides for payments in excess of $5,000 per year or whose term is in excess of one year and is not cancelable upon 30 or fewer days' notice without any liability, penalty, or premium, other than a nominal cancellation fee or charge ("Third Party Agreements"). Company is not in material default under any Third Party Agreements, nor, to Shareholder's and the Company's knowledge, does there exist any event that, with notice or the passage of time or both, would constitute a material default or event of default by the Company under any Third Party Agreements.

          2.19 Personal Property. Without material exception, Schedule 2.19 contains lists of all tangible personal property and assets owned or held by the Company and used or useful in the conduct of the business of the Company. Except as set forth in Schedule 2.19, the Company owns and has good title to such properties and none of such properties is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance (except for liens for current taxes, assessments, charges, or other governmental levies not yet due and payable). The Company has delivered to Netivation copies of all leases and other agreements relating to property described in Schedule
2.19 (including any and all amendments and other modifications to such leases and other agreements) all of which are valid and binding, and the Company is not in material default under any such leases or agreements. Except as set forth in
Schedule 2.19 and to the Shareholder's knowledge, all material properties listed therein are generally in good operating condition and repair (ordinary wear and tear excepted), are performing satisfactorily, and are available for immediate use in the conduct of the business and operations of the Company. To the Shareholder's knowledge, all such tangible personal property is in compliance in all material respects with all applicable statutes, ordinances, rules, and regulations. The properties listed in Schedule 2.19 include substantially all such properties necessary to conduct the business and operations of the Company as now conducted.

          2.20 Real Property. Schedule 2.20 contains a list of all real property currently leased by the Company and used or useful in the conduct of the business operations of the Company. The Company owns no real property. Shareholder has delivered to Netivation copies of all leases listed in Schedule
2.20 (including any and all amendments and other modifications of such leases), which leases are valid and binding. To the Shareholder's knowledge, the Company is not in material default under any such leases. To the Shareholder's knowledge, all property listed in Schedule 2.20 (including improvements thereon) is in satisfactory condition and repair consistent with its present use and is available for immediate use in the conduct of the business of the Company. Except as set forth in Schedule 2.20 and to the Shareholder's knowledge, none of the property listed in Schedule 2.20 or subject to leases listed in Schedule
2.20 violates in any material respect any applicable building or zoning code or regulation of any governmental authority having jurisdiction. The property and leases described in Schedule 2.20 include all such property or property interests necessary to conduct the business and operations of the Company as they are presently conducted.

          2.21 Personnel. Schedule 2.21 sets forth a true and complete list of:

AGREEMENT AND PLAN OF MERGER - 9

                    2.21.1 The names, title, and current salaries of all officers of the Company;

                    2.21.2  [Intentionally blank];

                    2.21.3 The wage rates (or ranges, if applicable) for each class of exempt and nonexempt, salaried and hourly employees of the Company;

                    2.21.4 All scheduled or contemplated increases in compensation or bonuses; and

                    2.21.5  All scheduled or contemplated employee promotions.

               2.22 Patents, Trademarks, Trade Names, Etc. Schedule 2.22 contains an accurate and complete list of all patents, trademarks, tradenames, service marks, and copyrights, and all applications therefor, presently owned or held subject to license by the Company and, to the Company's knowledge, the use thereof by the Company does not materially infringe on any patents, trademarks, or copyrights or any other rights of any person. To Shareholder's and the Company's knowledge, the Company has not operated and is not operating its business in a manner that infringes the proprietary rights of any other person in any patents, trademarks, trade names, service marks, copyrights, or confidential information. Except as set forth in Schedule 2.22, the Company has not received any written notice of any infringement or unlawful use of such property.

               2.23 Merger. The merger contemplated by this Agreement shall be valid under Delaware law when consummated in accordance with the terms of this Agreement.

          3. Representations and Warranties of Netivation and Netivation Sub. As a material inducement to Shareholder to enter into this Agreement, Netivation and Netivation Sub hereby represent and warrant to Shareholder as follows:

               3.1 Organization; Power. Netivation is a corporation duly incorporated and validly existing under the laws of the state of Nevada and Netivation Sub is a corporation duly incorporated and validly existing under the laws of the state of Idaho, and each has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

               3.2 Authorization. The execution, delivery, and performance by Netivation and Netivation Sub of this Agreement and all other agreements contemplated hereby to which either is a party have been duly and validly authorized by all necessary corporate action of Netivation and Netivation Sub, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Netivation and Netivation Sub enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.


AGREEMENT AND PLAN OF MERGER - 10

          3.3 No Conflict with Other Instruments or Agreements. The execution, delivery, and performance by Netivation and Netivation Sub of this Agreement and all other agreements contemplated hereby to which either is a party will not result in a breach or violation of, or constitute a default under, the Articles of Incorporation or Bylaws or any material agreement to which either is a party or by which either is bound.

          3.4 Litigation. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the knowledge of Netivation or Netivation Sub, threatened against Netivation or Netivation Sub or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of this purchase.

          3.5 Investment Representations.

              3.5.1 During the course of the negotiation of this Agreement, Netivation and Netivation Sub have reviewed all information provided to it by the Company and has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the Company and this merger, and to obtain certain additional information requested by Netivation or Netivation Sub.

              3.5.2 Netivation and Netivation Sub understand that the Shares have not been registered under the Securities Act of 1933 ("1933 Act"), or under any state securities law.

          3.6 Principal Place of Business. Netivation's and Netivation Sub's principal places of business are at Coeur d'Alene, Idaho.

          3.7 Scope of Current Business Operations. As of the date of this Agreement, Netivation's primary business operations consist of the activities listed on Schedule 3.7 attached hereto.

          3.8 Tax Representations.

              3.8.1 Netivation Sub will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts used by the Company to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding the Merger will be included as assets of the Company held immediately prior to the Merger.

              3.8.2 Prior to the Merger, Netivation will be in control of Netivation Sub within the meaning of Section 368(c) of the Code.


AGREEMENT AND PLAN OF MERGER - 11

          3.8.3 Following the Merger, Netivation Sub will not issue additional shares of its stock that would result in Netivation losing control of Netivation Sub within the meaning of Section 368(c) of the Code.

          3.8.4 Netivation has no plan or intention to reacquire any of its stock issued in the Merger.

          3.8.5 Neither Netivation nor Netivation Sub has any plan or intention to sell or otherwise dispose of any of the assets acquired from the Company (except for sales and dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C)). Neither Netivation nor Netivation Sub has any plan or intention to liquidate Netivation Sub, to merge or consolidate Netivation Sub with or into another corporation (except as contemplated by the Agreement), or to sell or otherwise dispose of the stock of Netivation Sub.

          3.8.6 Following the Merger, Netivation Sub will continue the historic business of the Company or use a significant portion of the Company's business assets in a business.

          3.8.7 No stock of Netivation Sub will be issued in the Merger.

          3.8.8 There is no intercompany indebtedness existing between Netivation and the Company or between Netivation Sub and the Company that was issued, acquired, or will be settled at a discount.

          3.8.9 Neither Netivation nor Netivation Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          3.8.10 None of the compensation for services rendered received by any member-employee of the Company will be accounted for as separate consideration for, or allocable to, any part of the member's interest in the Company; none of the Purchaser Stock received by any member-employee will be accounted for as separate consideration for, or allocable to, any employment agreement or services performed or to be performed; and the compensation paid to any member-employee will be accounted for as services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms's length for similar services.

          3.8.11 Netivation and Netivation Sub will treat the Merger as a reorganization pursuant to Sections 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code.

          3.8.12 Netivation has a business purpose for the Merger which is "germane to the continuance of the business" of Netivation within the meaning of Treasury Regulation (S) 1.368-2(g).

          3.8.13 Netivation Sub has no outstanding options, warrants or convertible securities.

AGREEMENT AND PLAN OF MERGER - 12

               3.8.14 Netivation is a corporation for United States federal income tax purposes.

               3.8.15 Netivation will provide to the Company and the former members of the Company on a timely basis all the information necessary to comply with all of the reporting requirements arising out of the Merger, including but not limited to federal income tax reporting requirements.

          3.9 Netivation Stock. Upon issuance and delivery of the Netivation Stock to Shareholder, such shares will be duly and validly issued, fully paid and nonassessable, and Shareholder will have good and marketable title to the Netivation Stock, free and clear of all security interests, liens, encumbrances, or other restrictions or claims, other than resale restrictions imposed by law and by Netivation's managing underwriter.

          3.10 Merger. The merger contemplated by this Agreement shall be valid under Idaho law when consummated in accordance with the terms of this Agreement.

       4. Conduct of the Company's Business Pending the Closing. From the date hereof until the Closing, and except as otherwise consented to or approved by Netivation, Shareholder and the Company covenant and agree with Netivation as follows:

          4.1 Regular Course of Business. The Company will operate its business in accordance with the reasonable judgment of its management diligently and in good faith, consistent with past management practices, and the Company will use its best efforts to keep available the services of present officers and employees (other than planned retirements) and to preserve its present relationships with persons having business dealings with it. Shareholder will confer with Netivation concerning operational matters of a material nature and will otherwise report periodically to Netivation concerning the status of the business, operations, and finances of the Company.

          4.2 Distributions. The Company will not declare, pay, or set aside for payment any distribution to members.

          4.3 Capital Changes. The Company will not issue any membership interests, or issue or sell any securities convertible into, or exchangeable for, or options, warrants to purchase, or rights to subscribe to, any membership interests or subdivide or in any way reclassify any membership interests, cancel, or redeem any such membership interests.

          4.4 Assets. The assets, property, and rights now owned by the Company will be used, preserved, and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as said assets, property, and rights are on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management, or operation of said properties or business or accumulation or valuation of inventory will be made or instituted. Without the prior consent of Netivation, the Company will not encumber any of its assets

AGREEMENT AND PLAN OF MERGER - 13
or make any commitments relating to such assets, property, or business, except in the ordinary course of its business.

          4.5 Insurance. The Company will keep or cause to be kept in effect and undiminished the insurance now in effect on its various properties and assets, and will purchase such additional insurance, at Netivation's cost, as Netivation may request.

          4.6 Employees. The Company will not grant to any employee any promotion, any increase in compensation, or any bonus or other award other than promotions, increases, or awards that are regularly scheduled in the ordinary course of business or contemplated on the date of this Agreement.

          4.7 No Violations. The Company will comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business.

          4.8 Public Announcements. No press release or other announcement to the employees, customers, or suppliers of the Company related to this Agreement or this purchase will be issued without the joint approval of the parties, unless required by law, in which case Netivation and Shareholder will consult with each other regarding the announcement.

          4.9 Assignments and Consents. The Company will obtain all necessary assignments and consents with respect to all agreements and contracts of the Company.

          4.10 Shareholder Approval. The Company will obtain approval by the Company's sole member, Shareholder, of the transactions provided for in this Agreement.

       5. Covenants of the Company and Shareholder. Company and Shareholder covenant and agree with Netivation as follows:

          5.1 Satisfaction of Conditions. The Company will use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to Closing set forth in Section 8 and any necessary consents or waivers under or amendments to agreements by which the Company is bound. If any such consent or approval is not obtained, the Company will use commercially reasonable efforts to secure an arrangement reasonably satisfactory to Netivation intended to provide for Netivation following the Closing the benefits under each contract or agreement for which such consent or approval is not obtained.

          5.2 Supplements to Schedules. From time to time prior to the Closing, Shareholder and the Company will promptly supplement or amend the Schedules with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any Schedule and will promptly notify Netivation of any breach by either of them that either of them discovers of any representation, warranty, or covenant contained in this Agreement. No supplement or amendment of any Schedule made pursuant to this

AGREEMENT AND PLAN OF MERGER - 14
section will be deemed to cure any breach of any representation of or warranty made in this Agreement unless Netivation specifically agrees thereto in writing; provided, however, that if this purchase is closed, Netivation will be deemed to have waived its rights with respect to any breach of a representation, warranty, or covenant or any supplement to any Schedule of which it shall have been notified pursuant to this Section 5.2.

          5.3 No Solicitation. Until the Closing or termination pursuant to Section 11 of this Agreement, neither Shareholder nor the Company, nor any of their respective officers, employees, or agents shall, directly or indirectly, encourage, solicit, initiate, or enter into any discussions or negotiations concerning any disposition of any of the membership interests or all or substantially all of the assets of the Company (other than pursuant to this Agreement), or any proposal therefor, or furnish or cause to be furnished any information concerning the Company to any party in connection with any transaction involving the acquisition of the membership interests or assets of the Company by any person other than Netivation. Shareholder or the Company will promptly inform Netivation of any inquiry (including the terms thereof and the person making such inquiry) received by any responsible officer of the Company or Shareholder after the date hereof and believed by such person to be a bona fide, serious inquiry relating to any such proposal.

          5.4 Action After the Closing. Upon the reasonable request of any party hereto after the Closing, any other party will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to this merger. These include, by way of illustration and not by way of limitation, the following:

               5.4.1 Various conditions relating to filing, payment, and collecting of refunds relating to taxes;

               5.4.2 [Intentionally omitted];

               5.4.3 Provisions relating to delivery of Company books and records;

               5.4.4 Provisions relating to treatment of confidential proprietary information obtained in the merger process; and if Netivation is concerned that Shareholder is not getting company approval in due time (or vice versa), the following covenant may be considered.

          5.5 Access to Records. Pending the Closing, Shareholder and the Company will give Netivation, or its agents or representatives, access to the books, records, and assets of the Company.

          5.6 Reorganization. Neither the Company nor Shareholder has taken, or will take any action after the date hereof, reasonably knowing that it has caused, or will cause the Merger to fail to qualify as a tax-free reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Neither the Company nor any Shareholder has failed to take, or will

AGREEMENT AND PLAN OF MERGER - 15
fail to take, any action reasonably knowing that it would have caused or will cause the Merger to qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

       6. [Intentionally Blank.]
       7. Netivation's Covenants.

          7.1 Capital Infusion. During the twelve-month period commencing on the Closing, Netivation shall provide Five Hundred Thousand Dollars ($500,000) to the Netivation Sub for its working capital requirements. The Five Hundred Thousand Dollars ($500,000) need not be infused all at once, and Netivation's board of directors shall determine the times at which infusions will be made.

          7.2 Reorganization. Neither Netivation nor any of its subsidiaries has taken, or will take any action after the date hereof, reasonably knowing that it has caused, or will cause the Merger to fail to qualify as a tax-free reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Neither Netivation nor any of its subsidiaries has failed to take, or will fail to take, any action reasonably knowing that it would have caused or will cause the Merger to qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

       8. Conditions Precedent to the Obligations of Netivation. Each and every obligation of Netivation under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

          8.1 Representations and Warranties; Performance. Each of the representations and warranties made by the Company and Shareholder herein will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement; Shareholder and the Company will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to the Closing; and Netivation will have received, at the Closing, a certificate of the Company and Shareholder, in the form attached hereto as Exhibit 8.1, stating that each of the representations and warranties made by the Company and Shareholder herein are true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that Shareholder and the Company have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to the Closing.

          8.2 Litigation. No material action, suit, or proceeding before any court, governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing, against Shareholder, the Company, or Netivation or any of their affiliates, associates, officers, or

AGREEMENT AND PLAN OF MERGER - 16
directors, seeking to restrain, prevent, or change this purchase, questioning the validity or legality of this purchase, or seeking damages in connection with this purchase.

          8.3 Legal Opinion. Netivation will have received an opinion of Shareholder's legal counsel, in substantially the form attached hereto as
Exhibit 8.3.

          8.4 Material Change. From the date of this Agreement to the Closing, the Company shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to any Exhibit or Schedule to this Agreement) in its business prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise), or operations.

          8.5  [Intentionally Blank.]

          8.6  [Intentionally Blank.]

          8.7  [Intentionally Blank.]

          8.8 Employment Agreement. An employment agreement in the form attached hereto as Exhibit 8.8 shall have been entered into with Shareholder.

       9. Conditions Precedent to the Obligations of the Company and Shareholder. Each and every obligation of Shareholder and the Company under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

          9.1 Representations and Warranties; Performance. Each of the representations and warranties made by Netivation herein will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement; Netivation will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing; and Shareholder will have received, at the Closing, a certificate of Netivation, signed by the President of Netivation, in the form attached hereto as Exhibit 9.1, stating that each of the representations and warranties made by Netivation herein is true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that Netivation has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

          9.2 No Proceeding or Litigation. No action, suit, or proceeding before any court (other than suits seeking monetary damages only and in the aggregate sum of less than $10,000) and any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing,

AGREEMENT AND PLAN OF MERGER - 17
against Shareholder, the Company, or Netivation or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change this purchase, questioning the validity or legality of this purchase, or seeking damages in connection with this purchase.

          9.3 Employment Agreement with Lisa Kraft. Netivation shall have offered to employ Lisa Kraft on the terms of the form attached hereto as Exhibit 9.3.

     10.  Deliveries Upon Signing; Closing.

          10.1 Netivation's Deliveries. Upon the execution of this Agreement, Netivation shall deliver the following:

               A. to Shareholder, a copy, certified by an officer of Netivation and Netivation Sub, of the resolutions of Netivation and Netivation Sub authorizing the execution, delivery, and performance of this Agreement; and

               B. to Shareholder, Seventy-Five Thousand Dollars ($75,000) in immediately available funds.

          10.2 Shareholder's Deliveries. Upon the execution of this Agreement, Shareholder shall deliver to Netivation the following:

               A. the certificate of formation and all amendments thereto and restatements thereof of the Company certified by the official having custody over corporate records in the jurisdiction of the Company's organization;

               B. the current operating agreement and minutes of all meetings and consents of members of the Company;

               C. each certificate of qualification to do business as a foreign entity of the Company;

               D. all membership interest transaction records of the Company;

               E. a certificate of the Secretary or equivalent officer of the Company as to the accuracy, currency, and completeness of each of the above documents, the incumbency and signatures of officers of the Company, the absence of any amendment to the charter documents of the Company, and the absence of any proceeding for dissolution or liquidation of the Company; and

               F. Uniform Commercial Code, judgment and lien searches from the appropriate county and state agencies showing all liens against assets, which searches shall be conducted not more than ten (10) days prior to the execution of this Agreement.


AGREEMENT AND PLAN OF MERGER - 18

          10.3 Pre-closing Certificates. At any time prior to the Closing as Netivation's managing underwriter may request, Netivation shall deliver to Shareholder a certificate in the form of Exhibit 10.3A attached hereto and the Company and Shareholder shall deliver to Netivation a certificate in the form of
Exhibit 10.3B attached hereto.

          10.4 Time, Place, and Manner of Closing. Unless this Agreement has been terminated and this purchase has been abandoned pursuant to the provisions of Section 11, the closing ("Closing") will be held at the offices of Moffatt, Thomas, Barrett, Rock & Fields, Chtd. at Boise, Idaho, or such other place as the parties may agree, on the date of and simultaneously with the effectiveness of Netivation's IPO.

                10.4.1 Netivation's Deliveries. At Closing, Netivation shall deliver to Shareholder the following:

                A.   the Netivation Stock;

                B. One Hundred Seventy-five Thousand Dollars ($175,000) in immediately available funds;

                C. a duly executed counterpart of the Employment, Confidentiality and Noncompetition Agreement, the form of which is attached hereto as Exhibit 8.8, dated as of Closing with a Term (as that term is defined in said agreement) commencing as of the date of Closing and ending two (2) years from the date of Closing; and

                D. a duly executed counterpart of the Employment, Confidentiality and Noncompetition Agreement, the form of which is attached hereto as Exhibit 9.3, dated as of Closing with a Term (as that term is defined in said agreement) commencing as of the date of Closing and ending two (2) years from the date of Closing;

                E.   the certificate contemplated by Section 9.1; and

                F.   The Idaho Articles of Merger duly executed by Netivation
Sub.

                10.4.2 Shareholder's and Company's Deliveries. At Closing, Shareholder or the Company or both, as applicable, shall deliver to Netivation the following:

                A. the Delaware Certificate of Merger duly executed by the Company;

                B. a duly executed counterpart of the Employment, Confidentiality and Noncompetition Agreement, the form of which is attached hereto as Exhibit 8.8, dated as of Closing with a Term (as that term is defined in said agreement) commencing as of the date of Closing and ending two (2) years from the date of Closing;


AGREEMENT AND PLAN OF MERGER - 19

                    C. the opinion of Shareholder's and the Company's counsel contemplated by Section 8.3; and

                    D.   the certificate contemplated by Section 8.1.

          11.  Remedies for Breach; Termination.

               11.1 Netivation's Remedies upon Breach by Company or Shareholder. If either the Company or Shareholder shall breach or fail to perform any of their respective representations, warranties, covenants or obligations hereunder, then Netivation may (1) waive such default and proceed to Closing,
(2) seek any and all relief available to Netivation at law or at equity, including but not limited to specific performance, or (3) terminate this Agreement.

               11.2 Termination by Shareholder for Cause. If, pursuant to the provisions of Section 9 of this Agreement, Shareholder is not obligated at the Closing to consummate this Agreement, then Shareholder may terminate this Agreement.

               11.3 Termination Without Cause. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other only by mutual consent of Netivation and Shareholder.

               11.4 Termination Procedure. Any party having the right to terminate this Agreement pursuant to Section 11.1 or 11.2 may terminate this Agreement by delivering to the other party written notice of termination prior to the Closing, and thereupon, this Agreement will be terminated without obligation or liability of any party.

               11.5 Non-Consummation of IPO. If Netivation has not consummated the IPO within two hundred seventy (270) days (or the next business day thereafter if such date is a Saturday, Sunday, or a holiday) from the date of this Agreement, then this Agreement shall be terminated without obligation or liability of any party. Netivation and Shareholder agree and acknowledge that nothing in this Agreement shall impose upon Netivation any obligation to consummate, or to expend any effort to consummate, the IPO.

               11.6 No Refund of Seventy-Five Thousand Dollars. The Seventy-five Thousand Dollars ($75,000) cash paid to Shareholder upon signing this Agreement pursuant to Section 1.5 shall not be refundable after signing this Agreement.

          12.  Indemnification.

               12.1 Indemnification by Shareholder. Subject to the limitations and procedures set forth in this Section 12, the Company and the Shareholder shall jointly and severally indemnify and hold harmless Netivation from and against all losses, claims, demands, damages,

AGREEMENT AND PLAN OF MERGER - 20
liabilities, obligations, costs and/or expenses, including, without limitation, reasonable fees and disbursements of counsel (hereinafter referred to collectively as "Damages"), which are sustained or incurred by Netivation, to the extent that such Damages are sustained or incurred by reason of (a) the breach of any of the obligations, covenants, or provisions of, or the breach of any of the representations or warranties made by, the Company or the Shareholder in this Agreement; or (b) any claim, dispute, action, suit, investigation, or proceeding set forth in any of Company's disclosure schedules. The foregoing notwithstanding, from and after the Closing, Shareholder shall be solely responsible for any indemnification due under this Section 12.1 and shall have no right to seek contribution or indemnification from the Company.

          12.2 Indemnification by Netivation. Subject to the limitations and procedures set forth in this Section 12, Netivation shall indemnify and hold harmless the Shareholder from and against any and all Damages sustained or incurred by the Shareholder, to the extent such Damages are sustained or incurred by the Shareholder by reason of the breach of any of the obligations, covenants, or provisions of, or the breach of any of the representations or warranties made by, Netivation in this Agreement.

          12.3  Survival of Representations and Warranties; Liability Cap.
The representations and warranties of the parties contained herein shall survive for a period of two (2) years after the Closing. Any claim that any party may have at any time against another party for a breach of any such representation or warranty, whether known or unknown, which is not asserted by written notice to the breaching party within such two (2) year period shall not be valid or effective, and the party against whom such claim is asserted shall have no liability with respect thereto. Furthermore, the maximum amount for which any single party shall be liable for any and all breaches of representations and warranties shall be Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate.

          12.4 Procedure for Indemnification. In the event that any party to this Agreement shall incur any Damages in respect of which indemnification may be sought by such party pursuant to this Section 12 or any other provision of this Agreement, the party indemnified hereunder (the "Indemnitee") shall notify the party providing indemnification (the "Indemnitor") promptly. In the case of third party claims, such notice shall in any event be given within 10 days of the filing or assertion of any claim against the Indemnitee stating the nature and basis of such claim; provided, however, that any delay or failure to notify any Indemnitor of any claim shall not relieve it from any liability except to the extent that the Indemnitor demonstrates that the defense of such action has been materially prejudiced by such delay or failure to notify. In the case of third party claims, the Indemnitor shall, within 10 days of receipt of notice of such claim, notify the Indemnitee of its intention to assume the defense of such claim. If the Indemnitor assumes the defense of the claim, the Indemnitor shall have the right and obligation (a) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnitee, (b) to take all other required steps or proceedings to settle or defend any such claims, and (c) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. If the Indemnitor shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnitee may defend

AGREEMENT AND PLAN OF MERGER - 21
against any such claim or litigation in such manner as it may deem appropriate and the Indemnitee may settle such claim or litigation on such terms as it may deem appropriate, and assert against the Indemnitor any rights or claims to which the Indemnitee is entitled. Payment of Damages shall be made within 10 days of a final determination of a claim.

     A final determination of a disputed claim shall be (a) a judgment of any court determining the validity of disputed claim, if no appeal is pending from such judgment or if the time to appeal therefrom has elapsed, (b) an award of any arbitration determining the validity of such disputed claim, if there is not pending any motion to set aside such award or if the time within to move to set such award aside has elapsed, (c) a written termination of the dispute with respect to such claim signed by all of the parties thereto or their attorneys,
(d) a written acknowledgment of the Indemnitor that it no longer disputes the validity of such claim, or (e) such other evidence of final determination of a disputed claim as shall be acceptable to the parties.

          12.5 Exclusive Remedy for Monetary Damages. The remedies provided in this Section 12 shall be Netivation's exclusive remedies for any and all monetary damages arising out of any breach of any representation or warranty or breach of any covenant or agreement by Shareholder or the Company hereunder or any claims by third parties for which the Company or Shareholder has agreed to indemnify Netivation. The foregoing shall not be construed as a waiver or limitation upon any rights or remedies of Netivation other than with respect to monetary damages.

     13.  Securities Law Matters.

          13.1 Investor Representations. In connection with the issuance of the Netivation Stock to the Shareholder (as provided in Section 1.2), the Shareholder represents and warrants as follows:

               13.1.1 Shareholder (i) will acquire and hold the Netivation Stock solely for his own account, as principal, for investment purposes only, and not with a view to, or for resale, distribution, or fractionalization of all or any part of the Netivation Stock and (ii) have no present intention, agreement, or arrangement to divide his participation with others or to resell, assign, transfer, or otherwise dispose of all or any part of the Netivation Stock.

               13.1.2 In making his decision to receive the Netivation Stock as part of the purchase price, Shareholder has evaluated the risk of investing in the Netivation Stock and is acquiring the Netivation Stock based only upon his independent examination and judgment as to the prospects of Netivation as determined from information obtained directly by Shareholder from Netivation. Shareholder acknowledges receipt of all information requested of Netivation.
The Netivation Stock was not offered to Shareholder by means of publicly disseminated advertisements or sales literature, nor is Shareholder aware of any offers made to other persons by such means.

               13.1.3 Shareholder has been given the opportunity (i) to ask questions of, and receive answers from, Netivation concerning the terms and conditions of the issuance of the

AGREEMENT AND PLAN OF MERGER - 22

Netivation Stock and other matters pertaining to this investment and all such questions have been answered to the satisfaction of Shareholder; and (ii) to obtain such additional information necessary to verify the accuracy of the information or materials provided to Shareholder, except such information which Netivation has indicated it either does not possess and cannot acquire without unreasonable effort or expense or which is proprietary and confidential.

          13.2 Disposition of Shares. Shareholder represents and warrants that the Netivation Stock is being acquired and will be acquired for his own account and will not be sold or otherwise disposed of except pursuant to (i) an exemption or exclusion from the registration requirements under the 1933 Act, which does not require the filing by Netivation with the SEC of any registration statement, offering circular or other document, in which case Shareholder shall first supply to Netivation an opinion of counsel (which opinion of counsel shall be satisfactory to Netivation) that such exemption or exclusion is available, or
(ii) a registration statement filed by Netivation with the SEC under the 1933
Act.

          13.3 Legend. The certificates for the Netivation Stock received by Shareholder shall bear the following legend:

     The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, or otherwise disposed of by the holder without an effective registration statement being filed under and pursuant to said Act or receipt of an opinion of counsel in form and substance satisfactory to the issuer that an exemption from registration is available.

and Netivation may, unless a registration statement covering such shares is in effect, place stop transfer orders with its transfer agents with respect to such certificates.

     14.  Miscellaneous Provisions.

          14.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Netivation and Shareholder.

          14.2 Waiver of Compliance; Consents.

               14.2.1 Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


AGREEMENT AND PLAN OF MERGER - 23

               14.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

          14.3 Notices. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or three days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:

          If to Netivation, or to the Company after the Closing, to:

               Netivation.com, Inc.
               7950 Meadowlark Way
               Coeur d'Alene, Idaho  83815
               Attention:  Tony Paquin

          Copy to:

               Moffatt, Thomas, Barrett, Rock & Fields
               101 S. Capitol Blvd., 10th Floor
               Post Office Box 829
               Boise, Idaho  83701-0829
               Attention:  Mark Ellison

or to such other person or address as Netivation furnishes to Shareholder pursuant to the above.

          If to the Company before the Closing or to Shareholder, to:

               The Online Medical Bookstore, LLC
               c/o Dr. Daniel L. Kraft, M.D.
               79 Beacon Street
               Boston, MA  02108

          Copy to:

               Lucash, Gesmar & Updegrove LLP
               40 Broad Street
               Boston, MA  02109
               Attention:  Jill Swaim

or to such other address as the Company or Shareholder furnishes to Netivation pursuant to the above.

AGREEMENT AND PLAN OF MERGER - 24

          14.4 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

          14.5 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement, and the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by each party hereto and their respective heirs, executors, administrators, successors, and assigns.

          14.6 Severability. All agreements and covenants contained herein are severable, and in the event any of them should be held to be invalid by a court of competent jurisdiction, this Agreement shall be interpreted and enforced as if such invalid agreements or covenants were not contained herein. In the event the territory or length of the covenant not to compete is determined by a court to be too broad, the court shall redefine the territory and length to be as broad as possible.

          14.7 Assignment. Neither this Agreement nor any other rights or obligations under this Agreement may be assigned by any party hereto without the prior written consent of all parties to the Agreement. Subject to the foregoing, this Agreement shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties hereto.

          14.8 Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

          14.9 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

          14.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Idaho without regard to conflicts of law principles.

          14.11 Arbitration. The parties shall attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement, or the breach, termination, or validity thereof (a "Dispute") promptly by negotiation between the parties. If a Dispute has not been resolved within 30 days by negotiation, the parties shall attempt to mediate the Dispute through the selection of a mutually agreeable mediator who shall conduct such mediation in confidence. If a Dispute is not resolved by mediation, then the Dispute shall be settled by arbitration by a sole arbitrator in accordance with the Commercial Rules of the American Arbitration Association, and governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1-16, except as otherwise provided herein. Judgment upon the award rendered by the arbitrator may be entered by any court having

AGREEMENT AND PLAN OF MERGER - 25
jurisdiction thereof. The place of arbitration shall be Boise, Idaho if Shareholder commences arbitration and shall be Boston, Massachusetts if Netivation commences arbitration. Each party shall be responsible for his own attorney fees incurred during any phase of dispute resolution. The arbitrator shall apply the law to the dispute in the same manner as a judge were the dispute before a court of law of the state of Idaho. The arbitrator shall have the authority to award any remedy or relief that a court of the state of Idaho could order or grant, including, without limitation, specific performance of any obligation created under the Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. Notwithstanding the foregoing, the arbitrator shall not have authority to award punitive damages. The parties shall take all reasonable steps necessary to conduct a hearing no later than 45 days after submission of the matter to arbitration. The arbitrator shall render his decision within 15 days after the close of the arbitration hearing. The arbitration award shall be in writing and shall specify the factual and legal bases for the award.

          14.12 Counterparts; Fax Signatures. This Agreement may be executed in one or more counterparts, each of which together shall constitute a single instrument. Signatures on this Agreement transmitted by facsimile shall be deemed to be original signatures for all purposes of this Agreement.

          14.13 No Finders or Brokers. There shall be no finder's or broker's fees due from Netivation as a result of this Agreement.

          14.14 Sales Tax. The Company before the Closing, and/or Shareholder will be responsible for and will pay any sales tax payable as a result of the execution or consummation of this Agreement.

          14.15 Survival of Warranties. All representations and warranties in this Agreement will survive the Closing and will be deemed to have been relied upon, notwithstanding any investigation made by any of the parties or on their behalf.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year set forth above.

                              NETIVATION.COM, INC.,
                              a Nevada corporation


                              By /s/ Anthony J. Paquin
                                ______________________________________
                                 Anthony J. Paquin, President

AGREEMENT AND PLAN OF MERGER - 26

                              THE ONLINE MEDICAL
                              BOOKSTORE, LLC, a Delaware limited liability company


                              By /s/ Dr. Daniel L. Kraft
                                ________________________________________________
                                 Dr. Daniel L. Kraft, M.D., Shareholder


                                 /s/ Dr. Daniel L. Kraft
                              __________________________________________________
                              Dr. Daniel L. Kraft, M.D., Individually as
                              Shareholder


                              THE ONLINE MEDICAL BOOKSTORE, INC.,
                              an Idaho corporation


                              By /s/ Anthony J. Paquin
                                ________________________________________________
                                 Anthony J. Paquin, President

AGREEMENT AND PLAN OF MERGER - 27

                                 EXHIBIT 1.1.1

                     Form of Delaware Certificate of Merger



                            CERTIFICATE OF MERGER OF

                       THE ONLINE MEDICAL BOOKSTORE, LLC
                      a Delaware limited liability company

                                 WITH AND INTO

                       THE ONLINE MEDICAL BOOKSTORE, INC.
                              an Idaho corporation

     The Online Medical Bookstore, Inc., an Idaho corporation, DOES HEREBY CERTIFY AS FOLLOWS in accordance with Section 209(c) of the Delaware Limited Liability Company Act:

     1: The names of the business entities proposing to merge and the states under which such entities are organized are as follows:

     Name of Entity                                     State of Organization
     --------------                                     ---------------------

     The Online Medical Bookstore, Inc. ("Corporation") Idaho
     The Online Medical Bookstore, LLC ("LLC")          Delaware

     2: An Agreement and Plan of Merger has been adopted, approved, certified, executed and acknowledged by Corporation and LLC in accordance with the Delaware Limited Liability Company Act and the Idaho Business Corporation Act.

     3: The name of the surviving corporation shall be "The Online Medical Bookstore, Inc." The surviving corporation shall be governed by the laws of the State of Idaho.

     4: The executed Agreement and Plan of Merger is on file at the principal place of business of Corporation. The address of said principal place of business is 7950 Meadowlark Way, Coeur d'Alene, Idaho 83815.

     5: A copy of the Agreement and Plan of Merger will be furnished on request and without cost to any shareholder of Corporation or member of LLC.

     6: Corporation agrees that it may be served with process in the State of Delaware in any action, suit or proceeding for the enforcement of any obligation of LLC and irrevocably appoints the

EXHIBIT 1.1.1

Secretary of State of Delaware as its agent to accept service of process in any such action, suit or proceeding. The address to which a copy of such process shall be mailed to Corporation by the Secretary of State of Delaware is 7950 Meadowlark Way, Coeur d'Alene, Idaho 83815.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


     Executed and verified as of the _____ day of _________, 1999.

                              THE ONLINE MEDICAL BOOKSTORE, INC.
                              an Idaho corporation


                              By:_______________________________________________
                                 Anthony J. Paquin
                                 President and Chief Executive Officer


ATTEST:



_______________________________
Gary Paquin
Secretary



                              THE ONLINE MEDICAL BOOKSTORE, LLC
                              a Delaware limited liability company


                              By:_______________________________________________
                                  Daniel L. Kraft, M.D., its sole member

EXHIBIT 1.1.1

                                 EXHIBIT 1.1.2

                        Form of Idaho Articles of Merger



                             ARTICLES OF MERGER OF

                       THE ONLINE MEDICAL BOOKSTORE, LLC
                      a Delaware limited liability company

                                 WITH AND INTO

                       THE ONLINE MEDICAL BOOKSTORE, INC.
                              an Idaho corporation

     1. The names of the business entities proposing to merge and the states under which such entities are organized are as follows:

     Name of Entity                                     State of Organization
     --------------                                     ---------------------

     The Online Medical Bookstore, Inc. ("Corporation")        Idaho
     The Online Medical Bookstore, LLC ("LLC")                Delaware

     2. The Agreement and Plan of Merger, attached hereto and incorporated herein, has been adopted, approved, certified, executed and acknowledged by Corporation and LLC in accordance with the Delaware Limited Liability Company Act and the Idaho Business Corporation Act.

     3. The Agreement and Plan of Merger was approved by the unanimous consent of the sole member of LLC.

     4. The number of the Corporation's shares outstanding at the time of such approval was 100 shares, and the number of shares entitled to vote thereon was
100. The number of shares voted for the Agreement and Plan of Merger was 100 and the number of shares voted against the Agreement and Plan of Merger was 0. The number of votes cast for the Agreement and Plan of Merger was sufficient for approval by the owners of the common stock of Corporation.

     Dated as of the_____ day of _________, 1999.

EXHIBIT 1.1.2

                              THE ONLINE MEDICAL BOOKSTORE, INC.


                              By:_______________________________________________
                                  Anthony J. Paquin
                                  President and Chief Executive Officer

                              THE ONLINE MEDICAL BOOKSTORE, LLC


                              By:_______________________________________________
                                  Daniel L. Kraft, M.D., its sole member

EXHIBIT 1.1.2

                                 EXHIBIT 1.4.3

              Directors and Officers of the Surviving Corporation


Directors:                              Anthony J. Paquin
                                        Gary S. Paquin
                                        Donna L. Weaver


Chairman of the Board of Directors,
President and Chief Executive Officer:  Anthony J. Paquin

Chief Operating Officer, Secretary
and Treasurer:                          Gary S. Paquin

EXHIBIT 1.4.3

                                 EXHIBIT 2.5(A)

                Unaudited Balance Sheet as of December 31, 1998

                                 See attached.

EXHIBIT 2.5(A)

                                 EXHIBIT 2.5(B)

       Unaudited Income Statement for the Period Ending December 31, 1998


                                 See attached.

EXHIBIT 2.5(B)

                                  EXHIBIT 8.1

               Form of Certificate of the Company and Shareholder


                 CERTIFICATE OF REPRESENTATIONS AND WARRANTIES


          I, DR. DANIEL L. KRAFT, certify that I am the sole Shareholder of THE ONLINE MEDICAL BOOKSTORE, LLC, a Delaware limited liability company, and that the representations and warranties of the undersigned and The Online Medical Bookstore, LLC contained in the Agreement and Plan of Merger dated as of March ___, 1999, among The Online Medical Bookstore, LLC, Dr. Daniel L. Kraft, M.D., Netivation.com, Inc. and The Online Medical Bookstore, Inc. (the "Merger Agreement") are true and correct in all material respects as of the date of this Certificate. I also certify that the undersigned and The Online Medical Bookstore, LLC have performed and complied with all agreements, covenants, and conditions required by the Merger Agreement to be performed and complied with by each of them prior to the date of this Certificate.

          DATED this ___ day of _________, 1999.

                              THE ONLINE MEDICAL BOOKSTORE, LLC


                              By________________________________________________
                                 Dr. Daniel L. Kraft, President


                              __________________________________________________
                              Dr. Daniel L. Kraft, individually

EXHIBIT 8.1

                                  EXHIBIT 8.3

                             Form of Legal Opinion


________________, 1999

Netivation.com, Inc.
7950 Meadowlark Way
Coeur d'Alene, Idaho 83815

The OnLine Medical Bookstore, Inc.
7950 Meadowlark Way
Coeur d'Alene, Idaho  83815

Ladies and Gentlemen:

We have acted as counsel for The Online Medical Bookstore, LLC, a Delaware limited liability company (the "Company") and Dr. Daniel Kraft ("Dr. Kraft"), in connection with the Agreement and Plan of Merger, dated as of March 4, 1999 (together with the exhibits, attachments and schedules thereto, the "Merger Agreement"), by and among each of you, the Company and Dr. Kraft, and the transactions contemplated thereby. Unless otherwise defined herein, capitalized terms used in this letter shall have the meanings ascribed to them in the Merger Agreement.

     In so acting, we have examined copies of the following documents:

     (i)   the Merger Agreement;

     (ii) A certificate of the Secretary of State of the State of Delaware, dated _______________, 1999, as to the legal existence and good standing of the Company (the "Good Standing Certificate");

     (iii) Originals or copies of (a) the Certificate of Formation of the Company, in the form certified by the Secretary of State of Delaware on _______________ (the "Charter"), and (b) certificate of Dr. Kraft, as the sole member of the Company certifying as to certain matters set forth therein, including without limitation, the Operating Agreement of the Company, the minutes and consents of the sole member relating to the transactions contemplated by the Merger Agreement and signatures and incumbency of the authorized signatory executing the Merger Agreement on behalf of the Company (the "Member's Certificate"); and

     (iv) such certificates or comparable documents of public officials as we have deemed relevant and necessary as a basis for the opinions set forth herein (together with the Member's Certificate, the "Certificates").


EXHIBIT 8.3

Insofar as this opinion relates to factual matters, we have relied (without independent investigation) entirely upon the Certificates and upon the representations and warranties of the Company and Dr. Kraft set forth in the Merger Agreement. Our opinion set forth in paragraph 1 below as to the legal existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

Our representation of the Company and Dr. Kraft has been limited to those matters as to which we were consulted by the Company and Dr. Kraft and there may also exist matters of a legal nature with respect to which we have not been consulted and of which we are not aware.

Although we have made inquiries of the Company and Dr. Kraft with respect to the matters discussed in this opinion and relied upon the representations referred to above, we have not made any docket search or other independent investigation in connection with this opinion, including without limitation any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

     Where an opinion is qualified as being to our knowledge, such opinion is based solely upon the actual, conscious knowledge of attorneys in this firm who have given substantive attention to matters which are the subject of this opinion, without due inquiry or investigation. The phrases "to our knowledge" or "known to us" or the like, when used to qualify any statement relating to the absence or lack of certain conditions or circumstances, shall be understood to mean that we have no actual, conscious knowledge of anything which would contradict the statement in question, but not to imply either that we know the statement is true or complete or that we have made any independent investigation of the matters addressed in the statement. "Actual knowledge" of documents is based on review of only the documents which are stated in this opinion letter as having been reviewed.

In all our examinations made in connection with this opinion, we have assumed and relied upon: (i) the genuineness of original documents, (ii) the conformity to original documents of all copies submitted to us as telecopies, photocopies or conformed copies, (iii) the completeness of all documents furnished to us, and that no amendments, modifications or revisions to such documents are in existence, (iv) that the execution of all documents on behalf of all entities and persons other than the Company and Dr. Kraft was duly authorized and that such documents were validly executed and delivered on behalf of such entities and persons other than the Company and Dr. Kraft, and that the agreed-upon consideration has been paid therefor, (v) the continued validity and effectiveness of any power of attorney pursuant to which any document is executed, (vi) the competency and capacity of any signatories who are natural persons. We have also assumed that all signature pages reviewed by us in telecopy form are copies of signature pages which were attached to documents identical in form to the copies of the same documents which were in our possession.

You have not asked us to and we do not opine as to your compliance with any federal or state law which may be applicable to you.

EXHIBIT 8.3

Our opinions in paragraphs 6 and 7 below as to capital structure, record ownership and rights to acquire securities of the Company are based solely upon our review of the Charter, the Operating Agreement and the matters stated in the Member's Certificate.

The opinions hereinafter expressed are further qualified to the extent that the validity, binding nature or enforceability of any provisions in the Merger Agreement or in any document or instrument executed in connection therewith, or of any rights granted to you pursuant to any of those instruments, may be subject to and affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the rights of creditors generally, or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). We render no opinion as to the availability of, or the effect of rules of law governing, specific performance, injunctive relief or other equitable remedies.

We render no opinion as to the laws of any jurisdictions other than the Commonwealth of Massachusetts, the Delaware Limited Liability Company Act (the "DLLCA") and the federal laws of the United States. We assume no responsibility as to the applicability thereto or affect thereon of the laws of any other state or jurisdiction. With respect to any matters concerning the DLLCA involved in the opinions set forth herein, we draw your attention to the fact that we are not admitted to the Bar in the State of Delaware and are not experts in the law of such jurisdiction, and that any such opinions concerning the DLLCA are based upon our reasonable familiarity with the DLLCA as a result of our prior involvement in transactions involving such laws.

We render or imply no opinion with respect to (a) compliance with applicable anti-fraud statutes, rules or regulations of applicable state or United States law, including any such laws which relate to the accuracy or completeness of disclosure, (b) the enforceability of any provision relating to the imposition of any penalty, or (c) the enforceability of any provision regarding choice of forum for resolution of disputes. We render or imply no opinion as to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or similar laws and regulations, with bulk sales or similar laws and regulations or with federal or state plant closing laws and regulations. We render no opinion as to the enforceability of any provision regarding choice of law or conflicts of law. We render no opinion as to the enforceability of any provisions regarding waivers of any rights (including without limitation waivers of any rights to set-offs), indemnification set forth in Section 12 of the Merger Agreement, or the severability of obligations, to the extent any of the foregoing are found to be contrary to public policy. The enforcement of any of your rights may in all cases be subject to an implied duty of good faith.

Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. To our knowledge, the Company is not required to qualify to do business as a foreign corporation in any state of the United States where the failure to qualify would be likely to have a material adverse effect on the Company.

EXHIBIT 8.3

     2. The Company has the requisite power and authority under the Charter and Operating Agreement sufficient to carry on its business as presently conducted and to own and lease the properties it presently owns or leases.

     3. The execution, delivery and performance by the Company of the Merger Agreement, and the consummation by it of the transactions contemplated thereby, have been duly and validly authorized by all necessary action on the part of the Company. The Merger Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Merger Agreement has been validly executed and delivered by Dr. Kraft and constitutes the legal, valid and binding agreement of Dr.Kraft, enforceable against him in accordance with its terms.

     4. The execution, delivery and performance by the Company of the Merger Agreement, and the consummation by the Company of the transactions contemplated thereby, will not (a) conflict with or result in any breach of any provision of the Charter or the Operating Agreement of the Company, or (b) to our knowledge, violate any judicial or governmental decree, order, judgment or injunction to which the Company is a party or to which it or any of its assets is subject.

     5. To our knowledge, there is no suit, arbitration or legal, administrative or other proceeding or governmental investigation pending or threatened against the Company, at law or in equity, (a) which purports to affect the legality, validity or enforceability of the Merger Agreement, or (b) which has had or could reasonably be expected to have a material adverse effect on the operation by the Company of its properties and assets in the ordinary course of business.

     6. All membership interests of the Company are owned, beneficially and of record, by Dr. Kraft. To our knowledge, there are no outstanding warrants, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands of any character relating to the membership interests of the Company.

     7. All of the outstanding membership interests of the Company are validly issued, and based solely on our review of the Member's Certificate, are fully paid and nonassessable.

This opinion is based upon currently existing statutes, rules and regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

EXHIBIT 8.3

This opinion is furnished to you solely in connection with the signing of the Merger Agreement and related transactions thereto and may not be relied upon by you for any other purpose or by any other person, entity or organization for any purpose whatsoever.

Very truly yours,



LUCASH, GESMER & UPDEGROVE, LLP

EXHIBIT 8.3

                                  EXHIBIT 8.8

                  Form of Employment Agreement with Dr. Kraft


            EMPLOYMENT, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT


          This Employment, Confidentiality and Noncompetition Agreement ("Agreement") is made and entered into effective the _____ day of _______________, 1999, by and between NETIVATION.COM, INC., a Nevada corporation ("Employer"), and DR. DANIEL L. KRAFT, M.D. ("Employee").

          In consideration of their mutual promises and covenants contained herein, the receipt and legal sufficiency of which consideration is hereby acknowledged, the parties hereby agree as follows:

          1. Employment. Employer shall employ Employee and Employee shall work for Employer in the employment position described in Exhibit A hereto, which is hereby incorporated herein and made a part of this Agreement. In this position, Employee shall perform all reasonably assigned duties, comply with all employment policies, and obey all rules, regulations and special instructions that now exist or that may hereafter be reasonably established by Employer from time to time consistent with Exhibit A. Employee shall render such services and perform such duties as Employer shall reasonably direct. Employee may render such services and perform such duties from any location in the continental United States. Employee warrants that all information provided by Employee in applying for employment is true and correct.

          2. Standard of Performance. Employee accepts employment with Employer on the terms and conditions herein set forth. Employee recognizes that Employee owes to Employer duties of loyalty, fidelity and obedience in all matters pertaining to such employment. Employee agrees to serve Employer diligently and faithfully, to perform all duties hereunder to the best of Employee's ability, and to devote four hundred (400) to six hundred (600) hours per year to the conduct of Employer's business at such times as Employer shall reasonably request. Employer acknowledges that Employee is a physician with full-time obligations and may be unavailable from time to time.

          3. Compensation. In consideration for the services of Employee rendered to Employer pursuant to the terms of this Agreement, and subject to the full performance of Employee's obligations hereunder, Employer shall pay Employee according to the provisions of the Employer's compensation plan described in Exhibit A hereto. Employee shall receive no compensation or benefits, including but not limited to paid holidays, paid vacation and paid health insurance, that is not set forth in Exhibit A hereto. Employee understands that the compensation plan is subject to modification by the Employer at any time. Notwithstanding anything to the

EXHIBIT 8.8
contrary in the Netivation.com, Inc. 1999 Equity Incentive Plan (the "Plan"), should Employer elect to repurchase any vested option shares pursuant to the Plan, it shall do so at fair market value.

          4. Term of Employment. Employee's term of employment under this Agreement shall commence on the ____ day of ________, 1999, and shall continue thereafter until the ____ day of_______, 2001 (the "Term"), unless otherwise terminated in accordance with this Agreement.

          A.   Termination for Cause.  During the Term, the Employer may
               ---------------------
terminate the employment of the Employee for "Cause" by giving the Employee prior written notice of such termination, with reasonable specificity of the details thereof. For the purposes of this Agreement, "Cause" shall include but not be limited to (i) the Employee's willful disregard of lawful instructions of the Employer's Board of Directors or Chief Executive Officer which are consistent with the Employee's position and duties set forth herein; (ii) the Employee's willful neglect of duties; (iii) the Employee's willful actions which may reasonably be expected to result in material damage to the Employer; (iv) the Employee's abuse of alcohol or other drugs or controlled substances; (v) the Employee's material breach of any of the terms or conditions contained herein;
(vi) the conviction of the Employee of a felony; or (vii) the Employee's theft, embezzlement or misappropriation of funds from the Employer. In addition, except as specified in Section 4.B, Employee's resignation hereunder shall be deemed a termination for Cause. A termination pursuant to Section 4.A(i), (ii),
(iii), (iv), or (v) shall take effect thirty (30) days after the giving of the notice contemplated hereby unless the Employee shall during such thirty (30) day period remedy to the reasonable satisfaction of the Board of Directors or Chief Executive Officer the misconduct, disregard, abuse, or breach specified in such notice. A termination pursuant to Section 4.A(vi) or (vii) shall take effect immediately upon the giving of the notice contemplated hereby.

          B.   Termination Without Cause.  A termination of the Employee's
               -------------------------
employment shall be deemed to be "without Cause" as follows: (i) if the Employer terminates the Employee's employment for any reason other than for Cause; (ii) if the Employee resigns as a result of Employer's requesting the Employee to perform duties inconsistent with the duties set forth herein, or impeding the Employee's performance of duties consistent with the duties set forth herein, and the Employer fails, within thirty (30) days after its receipt of written notice thereof from the Employee, to modify to the reasonable satisfaction of the Employee his duties in accordance with this Agreement; or (iii) if the Employer breaches any of its material obligations under this Agreement or under that certain Agreement and Plan of Merger among Employer, Employee, The Online Medical Bookstore, LLC, and The Online Medical Bookstore, Inc., dated ________________, 1999 (the "Merger Agreement"), and the Employer fails, within thirty (30) days after its receipt of written notice thereof from the Employee, to cure such breach to the reasonable satisfaction of the Employee.

          C.   Effect of Termination of Employment
               -----------------------------------

EXHIBIT 8.8

               (i) Any Termination. Upon any termination of the Employee's employment, the Employer shall pay the Employee:

                   (a) the unpaid portion of any accrued Base Salary described in Exhibit A, computed on a pro rata basis to the date of termination; and

                   (b) reimbursement for any expenses payable pursuant to Exhibit A for which the Employee shall not have theretofore been reimbursed.

               (ii) Termination Without Cause: Severance. In addition to the Employee's right to receive amounts described in Section 4.C(i), upon any termination of the Employee's employment pursuant to Section 4.B and subject to the Employee's continuing performance of any obligations which the Employee may have under this Agreement or any other agreement with the Employer, which by their terms survive any termination of employment (including without limitation any nondisclosure, non-competition, or non-solicitation obligations), (A) the Employee shall receive his Base Salary provided for in Exhibit A through the later of (I) the end of the Term or (II) six (6) months following termination, payable on the same dates as provided for in Exhibit A; and (B) the stock options described in Exhibit A shall continue to vest under the terms thereof as if Employee remained employed for the entire Term.

          5.   Confidential Information.

               A. Definition of Confidential Information. Employer is in the business of designing, creating, perfecting, marketing, distributing, selling and servicing computer software, and has built up an established and extensive trade and reputation in the industry. Employer has developed and continues to develop commercially valuable technical and non-technical information ("Confidential Information") that is proprietary and confidential and/or constitutes Employer's "trade secrets" within the meaning of the Idaho Trade Secrets Act, Idaho Code sections 48-801 through 48-807. Such Confidential Information, which is vital to the success of Employer's business, includes, but is not necessarily limited to: programs, computer programs, system documentation, data compilations, manuals, methods, techniques, processes, patented and/or unpatented technology, research, know-how, development, designs, devices, inventions, the identities of customers, prospective customers, suppliers and prospective suppliers, contracts with suppliers and customers, sales proposals, methods of sales, marketing research and data, pricing policies, cost information, financial information, business plans, specialized requests of Employer's customers, and other materials and documents developed by Employer. Confidential Information also includes special hardware, product hardware, related software and related documentation, either owned by Employer or in Employer's possession under an agreement of nondisclosure. Through Employee's employment, Employee may become acquainted with or contribute to the Employer's Confidential Information through inventions, discoveries, improvements, software development, and/or in other ways.

EXHIBIT 8.8

          B. Employee Access to Confidential Information. Employee agrees: (a) to access only such Confidential Information as is necessary to perform Employee's job function; (b) to allow access to Confidential Information under Employee's control to only those of Employee's co-employees whose job functions for Employer necessitate access to such Confidential Information; and (c) to allow such co-employees to access only such Confidential Information under Employee's control as is necessary to the co-employee's performance of his/her job functions for Employer.

          C. Nondisclosure of Confidential Information. Employee shall not, at any time, either during or subsequent to employment, directly or indirectly, appropriate, disclose or divulge any Confidential Information to any person not then employed by Employer, unless authorized or directed by Employer. If Employer authorizes or directs Employee to disclose Confidential Information to any such third party, Employee must ensure that a signed confidentiality agreement is or has been obtained from the third party to whom Confidential Information is being disclosed and that all Confidential Information so disclosed is clearly marked "Confidential."

          D. Return of Confidential and Other Information. All Confidential Information provided to Employee, and all documents and things prepared by Employee in the course of Employee's employment, including but not necessarily limited to correspondence, drawings, blueprints, manuals, letters, notes, lists, notebooks, reports, flow-charts, computer programs, proposals, DayTimers, planners, calendars, schedules, discs, data tapes, financial plans and information, business plans, and other documents and records, whether in hard copy, magnetic media or otherwise, and any and all copies thereof, are the exclusive property of Employer and shall be returned immediately to Employer upon termination of employment or upon Employer's request at any time.

          E. Ownership of Confidential Information. Employee hereby grants to Employer, and Employer hereby accepts, the entire right, title, and interest of Employee in and to any of the Confidential Information created or developed by Employee during the term of the employment under this Agreement and in the course of Employee's employment with Employer hereunder, including, but not limited to, all patents, copyrights, trade secrets, and other proprietary rights in or based on the Confidential Information. If the Confidential Information or any portion thereof is copyrightable, it shall be deemed to be a "work made for hire," as such term is defined in the copyright laws of the United States. Employee shall cooperate with Employer or its designees and execute assignments, oaths, declarations, and other documents prepared by Employer, to effect the foregoing or to perfect or enforce any proprietary rights resulting from or related to this agreement. Such cooperation and execution shall be at no additional compensation to Employee; provided, however, Employer shall reimburse Employee for reasonable out-of-pocket expenses incurred at the specific request of Employer.

       6. Noncompetition Obligations. Employee will not, during the Term, and for a period of eighteen (18) months immediately following termination of employment hereunder

EXHIBIT 8.8
for Cause, engage in or conduct, as an owner, employee, consultant or otherwise, any business which is competitive with a material portion of (i) Employer's business as it is constituted on the date of this Agreement, or (ii) any new line of business engaged in by Employer in which Employee participates, or regarding which Employee has access to Confidential Information during the Term. For purposes of this Section 6, Employer represents that its business currently consists of the activities summarized in Schedule 3.7 of the Merger Agreement, which Schedule 3.7 is incorporated herein by reference.

          7. Customer Non-Solicitation. Employee will not, during the Term, and for a period of eighteen (18) months following termination of employment hereunder for any reason, solicit, divert, take away, or attempt to solicit, divert or take away, any of Employer's customers or the business or patronage of any such customers, either for himself or on behalf of any other person, firm, partnership or corporation.

          8. Co-Employee Non-Solicitation. Employee will not, during the Term, and for a period of eighteen (18) months following termination of employment hereunder for any reason, solicit, recruit or hire any other employee of Employer, either for himself or on behalf of any other person, firm, partnership or corporation; provided, however, that this provision shall not apply to Lisa Kraft in the event she is employed by Employer.

          9.   Enforcement.

               A. Reasonableness of Restrictions. Employee acknowledges that compliance with this Agreement is reasonable and necessary to protect Employer's legitimate business interests, including but not limited to the Employer's goodwill.

               B. Irreparable Harm. Employee acknowledges that a breach of Employee's obligations under this Agreement will result in great, irreparable and continuing harm and damage to Employer for which there is no adequate remedy at law.

               C. Injunctive Relief.  Employee agrees that in the event
Employee breaches this Agreement, Employer shall be entitled to seek, from any court of competent jurisdiction, preliminary and permanent injunctive relief to enforce the terms of this Agreement, in addition to any and all monetary damages allowed by law, against Employee.

               D. Extension of Covenants. In the event Employee violates any one or more of the covenants contained in sections 6 through 8 of this Agreement, Employee agrees that the running of the eighteen (18) month term of each such covenant so violated shall be tolled during (a) the period(s) of any such violation by Employee and (b) the pendency of any litigation (including appeals) concerning any such violation by Employee.

               E. Judicial Modification. The parties have attempted to limit the Employee's right to compete only to the extent necessary to protect Employer from unfair

EXHIBIT 8.8
business practices and/or unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at that time.

               F. Attorney Fees. In the event it becomes necessary for either party to institute a suit at law or in equity for the purposes of enforcing any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees, plus court costs and expenses, from the nonprevailing party.

          10. Indemnity. Employee warrants and represents that he has not violated, is not violating, and will not violate any of the terms or conditions of any prior employment agreement, restrictive covenant, or other agreement entered into by him while in the employment of any other employer; that he has not given and will not give to Employer at any time any customer list, trade secret, or any other item of confidential information, obtained or received while in the employment of such other employer; that his/her employment with Employer is not restricted or limited in any way by any such employment agreement or restrictive covenant or by operation of any state, federal or local regulation, statute or other law of any kind, name or nature, including but not limited to trade secret laws and immigration laws; and that Employee is in all respects duly qualified and eligible to work for Employer. In the event any legal or administrative action is commenced against the Employee, Employer or both, arising out of Employee's former employment by another employer or Employee's illegal action or violation of one or more of the warranties and representations set forth in this section, Employee agrees to indemnify Employer for all damages, costs and expenses, including reasonable attorney fees, which Employer may have to pay in connection with such legal or administrative action.

          11.  Miscellaneous.

               A. Survival. Employee understands that this Agreement shall be effective when signed and that the terms of this Agreement shall remain in full force and effect not only during the continuation of his/her employment, but also after the termination of employment for any reason by Employer or Employee.

               B. Waiver. Failure of the Employer to exercise or otherwise act with respect to any of its rights under this Agreement shall not be construed as a waiver of such breach, nor prevent the Employer from thereafter enforcing strict compliance with any and all terms of this Agreement.

               C. Severability. If any part of this Agreement shall be adjudicated to be invalid or unenforceable, as to duration, territory or otherwise, then such part shall be deemed deleted from the Agreement or amended, as the case may be, in order to render the remainder of the Agreement valid and enforceable.

EXHIBIT 8.8

          D. Agreement Binding. This Agreement shall be binding upon and inure to the benefit of Employer, Employer's successors and assigns, Employee and Employee's heirs, executors, administrators and legal representatives.

          E. Governing Law. This Agreement is made and entered into in the State of Idaho and concerns employment situated in said state. This Agreement shall be interpreted and construed in accordance with the laws of the State of Idaho.

          F. Titles and Captions. All section and paragraph titles and captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the construction or interpretation of this Agreement.

          G. Entire Agreement. This Agreement contains all the understandings and agreements between the parties concerning matters set forth in this Agreement. The terms of this Agreement supersede any and all prior statements, representations and agreements by or between Employer and Employee, or either of them, concerning the matters set forth in this Agreement. Employee acknowledges that no person who is an agent or employee of Employer may orally or by conduct modify, delete, vary, or contradict the terms or conditions of this Agreement or this paragraph. This Agreement may be modified only by a written agreement signed by both parties.

          IN WITNESS WHEREOF, the parties have set their hands as of the date first above written, and Employee acknowledges that he has read and understands the entire contents of this Agreement and that he has received a copy of this Agreement.


EMPLOYER:

                              NETIVATION.COM, INC.


DATE:______________________     By______________________________________________
                                Anthony J. Paquin
                                President and CEO

EMPLOYEE:


DATE:______________________     ________________________________________________
                                Dr. Daniel L. Kraft, M.D.

EXHIBIT 8.8

STATE OF IDAHO      )
                    ) ss.
County of _________ )

          On this _____ day of ________________, 1999, before me personally appeared ______________________________, known or identified to me (or proved to me on the oath of ______________________________) to be the president, or vice-president, secretary or treasurer of NETIVATION.COM, INC., the corporation that executed the instrument or the person who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              __________________________________________________
                              NOTARY PUBLIC FOR IDAHO
                              Residing at_______________________________________
                              My Commission Expires_____________________________



STATE OF ________   )
                    ) ss.
County of _________ )


          On this _______ day of _____________, 1999, before me personally appeared DR. DANIEL L. KRAFT, M.D., known or identified to me (or proved to me on the oath of ____________________), to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              __________________________________________________
                              NOTARY PUBLIC FOR_________________________________
                              Residing at_______________________________________
                              My Commission Expires_____________________________

EXHIBIT 8.8

                   EXHIBIT A TO EMPLOYMENT, CONFIDENTIALITY
                          AND NONCOMPETITION AGREEMENT
                          DATED ________________, ____



Employee's Job Title:    Chief Medical Technology Officer


Employee's Duties:       To help oversee the development and expansion of The
                         Online Medical Bookstore, as an e-commerce site for the Medinex community. Assist in web development and assist in developing and monitoring the marketing strategies for Medinex software and associated web sites. Assist in evaluating the Medinex software for physicians and patients as it evolves, and contribute toward and help coordinate improvements to this software over time.
                         Such responsibilities would also included assisting in the evaluation of competing technologies and software, and assisting in the recommendation of the implementation of novel technology and applications to the Medinex software. The Chief Medical Technology
                         Officer shall report to the Chief Executive Officer.


Base Salary:             $50,000 annually for the term of this Agreement,
                         payable at the same frequency as Employer's other employees.


Stock Options:                  Upon signing this Agreement, Employer shall
                                grant to Employee the option to acquire 250,000 shares of Employer's common stock pursuant to and subject to the terms of the Plan. The options shall be qualified incentive stock options (subject to section 10(d) of the Plan), with an exercise price equal to the fair market value of the common stock on the date of grant.
                                The options shall be subject to lock-ups and restrictions required by the IPO underwriter.
                                Such lock-ups and restrictions shall be no more restrictive than those placed upon stock options issued to any of Employer's other officers and, in any event, shall expire within one year of the effectiveness of the IPO. The stock underlying Employee's Options shall be registered by Employer not later than the registration of the stock underlying options issued to any of Employer's other officers. The options shall vest at the rate of 50,000 shares
EXHIBIT 8.8
                         as of December 31 of each of 1999, 2000, 2001, 2002 and 2003. After December 31, 2000, if Employee is employed by Employer for less than a full calendar year, then, unless Employee is terminated for Cause, a pro rata share of the options that would have vested on December 31 of that year shall vest on the date of termination. In addition, options that would otherwise vest in years 2003, 2002 and 2001 shall be subject to accelerated vesting upon the Employer attaining certain sales goals in 1999 and 2000. Specifically, if the audited gross sales for Employer's Medinex division (including The Online Medical Bookstore) for either of the calendar years 1999 or 2000 equal or exceed any of the amounts scheduled below, and so long as Employee remains employed by Employer through the end of either such applicable calendar year, then Employee shall have the right, from and after February 15 following the year(s) for which the sales goal was attained, to purchase the number of shares of Employer's common stock scheduled below which corresponds to the highest sales goal attained.

                                                   Number
                  Sales Volume Goals       of Cumulative Shares
                  ------------------       --------------------
                       $1,000,000                  15,000
                       $2,000,000                  35,000
                       $3,000,000                  60,000
                       $4,000,000                  90,000
                       $5,000,000                 125,000

                    Such accelerated options shall be in addition to the scheduled 50,000 shares for 1999 and 2000. The vesting of such accelerated options shall reduce the options otherwise scheduled to vest, beginning with those scheduled to vest in 2003, and working forward. For example, assume qualifying sales of $1,000,000 in 1999 and qualifying sales of $3,000,000 in 2000. The options shall vest as follows:

                    December 31, 1999:   50,000 scheduled
                                         15,000 accelerated
                                         ------
                                subtotal 65,000
                                         ------

                    December 31, 2000:    50,000 scheduled
                                          60,000 accelerated
                                         -------
                                subtotal 110,000
                                         -------

EXHIBIT 8.8

                    December 31, 2001:       50,000 scheduled

                    December 31, 2002:       25,000 remainder of scheduled

                    December 31, 2003:       -0-
                                            -------

                          Grand Total       250,000
                                            -------

                    By way of further example, if in the above example Employee was terminated without Cause on June 30, 2002 (after the expiration of the Term), then 12,500 shares would vest on that date, and the remaining 12,500 shares of the total grant would never vest. If Employee is terminated without Cause during the Term, then pursuant to Section 4.C(ii), the options shall continue to vest under the terms hereof as if Employee had remained employed for the entire Term.

                    Vested options shall expire ten (10) years from the date of grant (subject to termination provisions under the Plan).

EMPLOYER:

                              NETIVATION.COM, INC.


DATE:_____________________      By______________________________________________
                                Anthony J. Paquin
                                President and CEO


EMPLOYEE:


DATE:_____________________      ________________________________________________
                                Dr. Daniel L. Kraft, M.D.

EXHIBIT 8.8

                                  EXHIBIT 9.1

                       Form of Certificate of Netivation

                 CERTIFICATE OF REPRESENTATIONS AND WARRANTIES


          I, ANTHONY PAQUIN, certify that I am the duly elected President of NETIVATION.COM, INC., a Nevada corporation, and that the representations and warranties of Netivation.com, Inc. contained in the Agreement and Plan of Merger dated as of March ___, 1999, among The Online Medical Bookstore, LLC, Dr. Daniel
L. Kraft, M.D., Netivation.com, Inc., and The Online Medical Bookstore, Inc. (the "Merger Agreement") are true and correct in all material respects as of the date of this Certificate. I also certify that Netivation.com, Inc. has performed and complied with all agreements, covenants, and conditions required by the Merger Agreement to be performed and complied with by it prior to the date of this Certificate.

          DATED this ___ day of _________, 1999.

                              NETIVATION.COM, INC.



                              By________________________________________________
                                Anthony J. Paquin, President

EXHIBIT 9.1

                                  EXHIBIT 9.3

                  Form of Employment Agreement with Lisa Kraft

            EMPLOYMENT, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT


          This Employment, Confidentiality and Noncompetition Agreement ("Agreement") is made and entered into effective the _____ day of _______________, 1999, by and between NETIVATION.COM, INC., a Nevada corporation ("Employer"), and LISA KRAFT ("Employee").

          In consideration of their mutual promises and covenants contained herein, the receipt and legal sufficiency of which consideration is hereby acknowledged, the parties hereby agree as follows:

          1. Employment. Employer shall employ Employee and Employee shall work for Employer in the employment position described in Exhibit A hereto, which is hereby incorporated herein and made a part of this Agreement. In this position, Employee shall perform all reasonably assigned duties, comply with all employment policies, and obey all rules, regulations and special instructions that now exist or that may hereafter be reasonably established by Employer from time to time consistent with Exhibit A. Employee shall render such services and perform such duties as Employer shall reasonably direct. Employee may render such services and perform such duties from any location in the continental United States. Employee warrants that all information provided by Employee in applying for employment is true and correct.

          2. Standard of Performance. Employee accepts employment with Employer on the terms and conditions herein set forth. Employee recognizes that Employee owes to Employer duties of loyalty, fidelity and obedience in all matters pertaining to such employment. Employee agrees to serve Employer diligently and faithfully, to perform all duties hereunder to the best of Employee's ability on a part-time basis not to exceed seventy-five (75) hours per month, at such times as Employer shall reasonably request.

          3. Compensation. In consideration for the services of Employee rendered to Employer pursuant to the terms of this Agreement, and subject to the full performance of Employee's obligations hereunder, Employer shall pay Employee according to the provisions of the Employer's compensation plan described in Exhibit A hereto. Employee shall receive no compensation or benefits, including but not limited to paid holidays, paid vacation and paid health insurance, that is not set forth in Exhibit A hereto. Employee understands that the compensation plan is subject to modification by the Employer at any time.

          4. Term of Employment. Employee's term of employment under this Agreement shall commence on the ____ day of ________, 1999, and shall continue thereafter

EXHIBIT 9.3
until the ____ day of_______, 2001 (the "Term"), unless otherwise terminated in accordance with this Agreement.

          A.   Termination for Cause.  During the Term, the Employer may
               ---------------------
terminate the employment of the Employee for "Cause" by giving the Employee prior written notice of such termination, with reasonable specificity of the details thereof. For the purposes of this Agreement, "Cause" shall include but not be limited to (i) the Employee's willful disregard of lawful instructions of the Employer's Board of Directors or Chief Executive Officer which are consistent with the Employee's position and duties set forth herein; (ii) the Employee's willful neglect of duties; (iii) the Employee's willful actions which may reasonably be expected to result in material damage to the Employer; (iv) the Employee's abuse of alcohol or other drugs or controlled substances; (v) the Employee's material breach of any of the terms or conditions contained herein;
(vi) the conviction of the Employee of a felony; or (vii) the Employee's theft, embezzlement or misappropriation of funds from the Employer. In addition, except as specified in Section 4.B, Employee's resignation hereunder shall be deemed a termination for Cause. A termination pursuant to Section 4.A(i), (ii),
(iii), (iv), or (v) shall take effect thirty (30) days after the giving of the notice contemplated hereby unless the Employee shall during such thirty (30) day period remedy to the reasonable satisfaction of the Board of Directors or Chief Executive Officer the misconduct, disregard, abuse, or breach specified in such notice. A termination pursuant to Section 4.A(vi) or (vii) shall take effect immediately upon the giving of the notice contemplated hereby.

                                       or

          B.   Termination Without Cause.  A termination of the Employee's
               -------------------------
employment shall be deemed to be "without Cause" as follows: (i) if the Employer terminates the Employee's employment for any reason other than for Cause; (ii) if the Employee resigns as a result of Employer's requesting the Employee to perform duties inconsistent with the duties set forth herein, or impeding the Employee's performance of duties consistent with the duties set forth herein, and the Employer fails, within thirty (30) days after its receipt of written notice thereof from the Employee, to modify to the reasonable satisfaction of the Employee his duties in accordance with this Agreement.

          C.   Effect of Termination of Employment
               -----------------------------------

               (i) Any Termination. Upon any termination of the Employee's employment, the Employer shall pay the Employee:

                   (a) the unpaid portion of any accrued Base Salary described in Exhibit A, computed on a pro rata basis to the date of termination; and

                   (b) reimbursement for any expenses payable pursuant to Exhibit A for which the Employee shall not have theretofore been reimbursed.

EXHIBIT 9.3

               (ii) Termination Without Cause: Severance. In addition to the Employee's right to receive amounts described in Section 4.C(i), upon any termination of the Employee's employment pursuant to Section 4.B and subject to the Employee's continuing performance of any obligations which the Employee may have under this Agreement or any other agreement with the Employer, which by their terms survive any termination of employment (including without limitation any nondisclosure, non-competition, or non-solicitation obligations), (A) the Employee shall receive her Base Salary provided for in Exhibit A through the later of (I) the end of the Term or (II) six (6) months following termination, payable on the same dates as provided for in Exhibit A; and (B) the stock options described in Exhibit A shall continue to vest under the terms thereof as if Employee remained employed for the entire Term.

          5.   Confidential Information.

               A. Definition of Confidential Information. Employer is in the business of designing, creating, perfecting, marketing, distributing, selling and servicing computer software, and has built up an established and extensive trade and reputation in the industry. Employer has developed and continues to develop commercially valuable technical and non-technical information ("Confidential Information") that is proprietary and confidential and/or constitutes Employer's "trade secrets" within the meaning of the Idaho Trade Secrets Act, Idaho Code sections 48-801 through 48-807. Such Confidential Information, which is vital to the success of Employer's business, includes, but is not necessarily limited to: programs, computer programs, system documentation, data compilations, manuals, methods, techniques, processes, patented and/or unpatented technology, research, know-how, development, designs, devices, inventions, the identities of customers, prospective customers, suppliers and prospective suppliers, contracts with suppliers and customers, sales proposals, methods of sales, marketing research and data, pricing policies, cost information, financial information, business plans, specialized requests of Employer's customers, and other materials and documents developed by Employer. Confidential Information also includes special hardware, product hardware, related software and related documentation, either owned by Employer or in Employer's possession under an agreement of nondisclosure. Through Employee's employment, Employee may become acquainted with or contribute to the Employer's Confidential Information through inventions, discoveries, improvements, software development, and/or in other ways.

               B. Employee Access to Confidential Information. Employee agrees: (a) to access only such Confidential Information as is necessary to perform Employee's job function; (b) to allow access to Confidential Information under Employee's control to only those of Employee's co-employees whose job functions for Employer necessitate access to such Confidential Information; and
(c) to allow such co-employees to access only such Confidential Information under Employee's control as is necessary to the co-employee's performance of his/her job functions for Employer.

               C. Nondisclosure of Confidential Information. Employee shall not, at any time, either during or subsequent to employment, directly or indirectly, appropriate,


EXHIBIT 9.3
disclose or divulge any Confidential Information to any person not then employed by Employer, unless authorized or directed by Employer. If Employer authorizes or directs Employee to disclose Confidential Information to any such third party, Employee must ensure that a signed confidentiality agreement is or has been obtained from the third party to whom Confidential Information is being disclosed and that all Confidential Information so disclosed is clearly marked "Confidential."

          D. Return of Confidential and Other Information. All Confidential Information provided to Employee, and all documents and things prepared by Employee in the course of Employee's employment, including but not necessarily limited to correspondence, drawings, blueprints, manuals, letters, notes, lists, notebooks, reports, flow-charts, computer programs, proposals, DayTimers, planners, calendars, schedules, discs, data tapes, financial plans and information, business plans, and other documents and records, whether in hard copy, magnetic media or otherwise, and any and all copies thereof, are the exclusive property of Employer and shall be returned immediately to Employer upon termination of employment or upon Employer's request at any time.

          E. Ownership of Confidential Information. Employee hereby grants to Employer, and Employer hereby accepts, the entire right, title, and interest of Employee in and to any of the Confidential Information created or developed by Employee during the term of the employment under this Agreement and in the course of Employee's employment with Employer hereunder, including, but not limited to, all patents, copyrights, trade secrets, and other proprietary rights in or based on the Confidential Information. If the Confidential Information or any portion thereof is copyrightable, it shall be deemed to be a "work made for hire," as such term is defined in the copyright laws of the United States. Employee shall cooperate with Employer or its designees and execute assignments, oaths, declarations, and other documents prepared by Employer, to effect the foregoing or to perfect or enforce any proprietary rights resulting from or related to this agreement. Such cooperation and execution shall be at no additional compensation to Employee; provided, however, Employer shall reimburse Employee for reasonable out-of-pocket expenses incurred at the specific request of Employer.

     6. Noncompetition Obligations. Employee will not, during the Term, and for a period of eighteen (18) months immediately following termination of employment hereunder for Cause, engage in or conduct, as an owner, employee, consultant or otherwise, any business which is competitive with a material portion of (i) Employer's business as it is constituted on the date of this Agreement, or (ii) any new line of business engaged in by Employer in which Employee participates, or regarding which Employee has access to Confidential Information during the Term. For purposes of this Section 6, Employer represents that its business currently consists of the activities summarized in
Schedule 3.7 of that certain Agreement and Plan of Merger dated _____________, 1999, among Employer, Dr. Daniel L. Kraft, M.D., The Online Medical Bookstore, LLC, and The Online Medical Bookstore, Inc., which Schedule 3.7 is incorporated herein by reference.

EXHIBIT 9.3

          7. Customer Non-Solicitation. Employee will not, during the Term, and for a period of eighteen (18) months following termination of employment hereunder for any reason, solicit, divert, take away, or attempt to solicit, divert or take away, any of Employer's customers or the business or patronage of any such customers, either for himself or on behalf of any other person, firm, partnership or corporation.

          8. Co-Employee Non-Solicitation. Employee will not, during the Term, and for a period of eighteen (18) months following termination of employment hereunder for any reason, solicit, recruit or hire any other employee of Employer, either for himself or on behalf of any other person, firm, partnership or corporation.

          9.   Enforcement.

               A. Reasonableness of Restrictions. Employee acknowledges that compliance with this Agreement is reasonable and necessary to protect Employer's legitimate business interests, including but not limited to the Employer's goodwill.

               B. Irreparable Harm. Employee acknowledges that a breach of Employee's obligations under this Agreement will result in great, irreparable and continuing harm and damage to Employer for which there is no adequate remedy at law.

               C. Injunctive Relief.  Employee agrees that in the event
Employee breaches this Agreement, Employer shall be entitled to seek, from any court of competent jurisdiction, preliminary and permanent injunctive relief to enforce the terms of this Agreement, in addition to any and all monetary damages allowed by law, against Employee.

               D. Extension of Covenants. In the event Employee violates any one or more of the covenants contained in sections 6 through 8 of this Agreement, Employee agrees that the running of the eighteen (18) month term of each such covenant so violated shall be tolled during (a) the period(s) of any such violation by Employee and (b) the pendency of any litigation (including appeals) concerning any such violation by Employee.

               E. Judicial Modification. The parties have attempted to limit the Employee's right to compete only to the extent necessary to protect Employer from unfair business practices and/or unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at that time.

               F. Attorney Fees. In the event it becomes necessary for either party to institute a suit at law or in equity for the purposes of enforcing any of the provisions of this


EXHIBIT 9.3

Agreement, the prevailing party shall be entitled to recover reasonable attorney fees, plus court costs and expenses, from the nonprevailing party.

          10. Indemnity. Employee warrants and represents that he has not violated, is not violating, and will not violate any of the terms or conditions of any prior employment agreement, restrictive covenant, or other agreement entered into by him while in the employment of any other employer; that he has not given and will not give to Employer at any time any customer list, trade secret, or any other item of confidential information, obtained or received while in the employment of such other employer; that his/her employment with Employer is not restricted or limited in any way by any such employment agreement or restrictive covenant or by operation of any state, federal or local regulation, statute or other law of any kind, name or nature, including but not limited to trade secret laws and immigration laws; and that Employee is in all respects duly qualified and eligible to work for Employer. In the event any legal or administrative action is commenced against the Employee, Employer or both, arising out of Employee's former employment by another employer or Employee's illegal action or violation of one or more of the warranties and representations set forth in this section, Employee agrees to indemnify Employer for all damages, costs and expenses, including reasonable attorney fees, which Employer may have to pay in connection with such legal or administrative action.

          11.  Miscellaneous.

               A. Survival. Employee understands that this Agreement shall be effective when signed and that the terms of this Agreement shall remain in full force and effect not only during the continuation of his/her employment, but also after the termination of employment for any reason by Employer or Employee.

               B. Waiver. Failure of the Employer to exercise or otherwise act with respect to any of its rights under this Agreement shall not be construed as a waiver of such breach, nor prevent the Employer from thereafter enforcing strict compliance with any and all terms of this Agreement.

               C. Severability. If any part of this Agreement shall be adjudicated to be invalid or unenforceable, as to duration, territory or otherwise, then such part shall be deemed deleted from the Agreement or amended, as the case may be, in order to render the remainder of the Agreement valid and enforceable.

               D. Agreement Binding. This Agreement shall be binding upon and inure to the benefit of Employer, Employer's successors and assigns, Employee and Employee's heirs, executors, administrators and legal representatives.

               E. Governing Law. This Agreement is made and entered into in the State of Idaho and concerns employment situated in said state. This Agreement shall be interpreted and construed in accordance with the laws of the State of Idaho.

EXHIBIT 9.3

          F. Titles and Captions. All section and paragraph titles and captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the construction or interpretation of this Agreement.

          G. Entire Agreement. This Agreement contains all the understandings and agreements between the parties concerning matters set forth in this Agreement. The terms of this Agreement supersede any and all prior statements, representations and agreements by or between Employer and Employee, or either of them, concerning the matters set forth in this Agreement. Employee acknowledges that no person who is an agent or employee of Employer may orally or by conduct modify, delete, vary, or contradict the terms or conditions of this Agreement or this paragraph. This Agreement may be modified only by a written agreement signed by both parties.

     IN WITNESS WHEREOF, the parties have set their hands as of the date first above written, and Employee acknowledges that he has read and understands the entire contents of this Agreement and that he has received a copy of this Agreement.


EMPLOYER:

                              NETIVATION.COM, INC.


DATE:____________________       By______________________________________________
                                Anthony J. Paquin
                                President and CEO

EMPLOYEE:


DATE:____________________       ________________________________________________
                                Lisa Kraft

EXHIBIT 9.3

STATE OF IDAHO     )
                   ) ss.
County of _______  )

          On this _____ day of ________________, 1999, before me personally appeared ______________________________, known or identified to me (or proved to me on the oath of ______________________________) to be the president, or vice-president, secretary or treasurer of NETIVATION.COM, INC., the corporation that executed the instrument or the person who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              __________________________________________________
                              NOTARY PUBLIC FOR IDAHO
                              Residing at_______________________________________
                              My Commission Expires_____________________________



STATE OF ______    )
                   ) ss.
County of _______  )

          On this _______ day of _____________, 1999, before me personally appeared LISA KRAFT, known or identified to me (or proved to me on the oath of ____________________), to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              __________________________________________________
                              NOTARY PUBLIC FOR_________________________________
                              Residing at_______________________________________
                              My Commission Expires_____________________________

EXHIBIT 9.3

                   EXHIBIT A TO EMPLOYMENT, CONFIDENTIALITY
                          AND NONCOMPETITION AGREEMENT
                          DATED ________________, ____


Employee's Job Title:    Customer Support Supervisor


Employee's Duties:       To supervise customer relations for The Online Medical
                         Bookstore Employee shall report to the Chief Executive
                         Officer.


Base Salary:             $30,000 annually for the term of this Agreement,
                         payable at the same frequency as Employer's other employees.

Stock Options:           Employer shall grant to Employee an option to acquire
                         ten thousand (10,000) shares of Employer's common stock pursuant to and subject to the terms of the Netivation.com, Inc. 1999 Equity Incentive Plan (the
                         "Plan") (the "Plan"). The options shall be qualified incentive stock options (subject to section 10(d) of the Plan), with an exercise price equal to the fair market value of the common stock on the date of grant.
                         The options shall be subject to lock-ups and restrictions required by the IPO underwriter. Such lock-ups and restrictions shall be no more restrictive than those placed upon stock options issued to any of Employer's officers and, in any event, shall expire within one year of the effectiveness of the IPO. The stock underlying Employee's Options shall be registered by Employer not later than the registration of the stock underlying options issued to any of Employer's officers. The options shall vest as follows: five thousand (5,000) shares vesting on December 31, 1999, and five thousand (5,000) shares vesting on December
                         31, 2000, so long as Employee remains employed by Employer through the end of either such applicable calendar year.

EMPLOYER:

                                NETIVATION.COM, INC.


DATE:_________________          By______________________________________________
                                Anthony J. Paquin

EXHIBIT 9.3

                                President and CEO


EMPLOYEE:


DATE:______________________   __________________________________________________
                              Lisa Kraft

EXHIBIT 9.3

                                 EXHIBIT 10.3B

                        Form of Pre-closing Certificate

                       The Online Medical Bookstore, LLC



                             OFFICERS' CERTIFICATE
                         _____________________________

          Pursuant to the provisions of the Agreement and Plan of Merger, dated ______, 1999 (the "Merger Agreement"; certain terms used herein and not otherwise defined herein but which are defined in the Merger Agreement are used herein as therein defined), by and among The Online Medical Bookstore, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "Seller"), the undersigned, Netivation.com, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Purchaser"), and The Online Medical Bookstore, Inc., a corporation organized and existing under the laws of the State of Idaho, I, Dr. Daniel L. Kraft, M.D., the duly-elected President of the Seller, do hereby certify as follows:

          (1) The representations and warranties of the Seller and Shareholder in the Merger Agreement are true and correct, as if made on and as of the date hereof;

          (2) With regard to the Merger Agreement, each of the Seller and Shareholder have complied, or prior to closing will be able to comply, in all material aspects, with all the agreements and have satisfied, or prior to closing will be able to satisfy, all the conditions on their part to be performed or satisfied, in all material respects at or prior to closing;

          (3) Nothing has come to my attention that would indicate that the representations and warranties of the Purchaser in the Merger Agreement are other than true and correct;

          (4) With regard to the Merger Agreement, nothing has come to my attention that would indicate that the Purchaser has not complied, or will not be able to comply, in all material aspects, with all the agreements or has not satisfied, or will not be able to satisfy, all the conditions on its part to be performed or satisfied, in all material respects at or prior to closing;

          (5) Nothing has come to my attention that would indicate that the closing anticipated in the Merger Agreement will not occur simultaneously with the closing of the Purchaser's initial public securities offering;

EXHIBIT 10.3B

          (6) Since the date of the Merger Agreement, there have not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations or business of the Seller, (ii) any transaction that is material to the Seller, except transactions entered into in the ordinary course of business,
(iii) any obligation, direct or contingent, that is material to the Seller, incurred by the Seller, except obligations incurred in the ordinary course of business or (iv) any loss or damage (whether or not insured) to the property of the Seller which has a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Seller.

          (7) I will inform the Purchaser immediately in writing if any of the representations contained in this certificate shall change or shall no longer be complete and accurate.

          (8) The underwriters of the Purchaser's initial public securities offering shall be entitled to rely upon this Certificate.

     IN WITNESS WHEREOF, I have set my hand and the seal of the Seller this ___ day of _________, 1999.


                              ________________________________________
[CORPORATE SEAL]              Daniel L. Kraft, M.D., President


                              ________________________________________
                              Dr. Daniel L. Kraft, Individually

EXHIBIT 10.3B

                                 EXHIBIT 10.3A

                        Form of Pre-closing Certificate

                              Netivation.com, Inc.



                             OFFICERS' CERTIFICATE
                         _____________________________

          Pursuant to the provisions of the Agreement and Plan of Merger, dated ______, 1999 (the "Merger Agreement"; certain terms used herein and not otherwise defined herein but which are defined in the Merger Agreement are used herein as therein defined), by and among The Online Medical Bookstore, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "Seller"), the undersigned, Netivation.com, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Purchaser"), and The Online Medical Bookstore, Inc., a corporation organized and existing under the laws of the State of Idaho, I, Anthony J. Paquin, the duly-elected President of the Purchaser, do hereby certify as follows:

          (1) The representations and warranties of the Purchaser in the Merger Agreement are true and correct, as if made on and as of the date hereof;

          (2) With regard to the Merger Agreement, the Purchaser has complied, or prior to closing will be able to comply, in all material aspects, with all the agreements and has satisfied, or prior to closing will be able to satisfy, all the conditions on its part to be performed or satisfied, in all material respects at or prior to closing;

          (3) Nothing has come to my attention that would indicate that the representations and warranties of the Seller or Shareholder in the Merger Agreement are other than true and correct;

          (4) With regard to the Merger Agreement, nothing has come to my attention that would indicate that the Seller and Shareholder have not complied, or will not be able to comply, in all material aspects, with all the agreements or have not satisfied, or will not be able to satisfy, all the conditions on their part to be performed or satisfied, in all material respects at or prior to closing;

          (5) Nothing has come to my attention that would indicate that the closing anticipated in the Merger Agreement will not occur simultaneously with the closing of the Purchaser's initial public securities offering;

EXHIBIT 10.3A

          (6) Since the date of the Merger Agreement, there have not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations or business of the Purchaser, (ii) any transaction that is material to the Purchaser, except transactions entered into in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Purchaser, incurred by the Purchaser, except obligations incurred in the ordinary course of business or (iv) any loss or damage (whether or not insured) to the property of the Purchaser which has a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Purchaser.

          (7) I will inform the Shareholder immediately in writing if any of the representations contained in this certificate shall change or shall no longer be complete and accurate.

          (8) The underwriters of the Purchaser's initial public securities offering shall be entitled to rely upon this Certificate.

     IN WITNESS WHEREOF, I have set my hand and the seal of the Purchaser this ___ day of _________, 1999.


                              ________________________________________
[CORPORATE SEAL]              Anthony J. Paquin, President

EXHIBIT 10.3A

                                  SCHEDULE 2.6

                Exceptions to Events in the Financial Statements

                                     None.

SCHEDULE 2.6

                                  SCHEDULE 2.8

                        "Employee Welfare Benefit Plans"
                                      and
                        "Employee Pension Benefit Plans"

                                     None.

SCHEDULE 2.8

                                 SCHEDULE 2.13

                               Insurance Policies

                                     None.

SCHEDULE 2.13

                                 SCHEDULE 2.18

                              Company's Contracts

The Company has arrangements (which consist of credit applications) with each of the following vendors:

     1.   Matthews Medical Books: distributor of medical textbooks and software
     2. McCoy Health Sciences: distributor of medical equipment (stethoscopes and diagnostic kits)
     3.   Majors Medical Books: distributor of medical textbooks and software
     4. Rittenhouse Book Distributors Inc.: distributor of medical textbooks and software
     5.   Mosby Yearbook: distributor of Mosby medical textbooks and software
     6. Brenta LLC: distributor of medical clogs (Calzuro) and equipment (stethoscopes)
     7.   Hamill Medical: distributor of medical clogs (MediPlogs and Plogs)
     8.   Dansko Inc.: distributor of Dansko clogs
     9.   Pygmy Computer Systems:  personal electronics

The Company has oral arrangements (no formal written agreements) with the following vendors:

     1.   Scrubheads: distributor of medical scrub hats
     2. Stethescope Clip: small account for sale of stethoscope clips via Dr. James Lin.

SCHEDULE 2.18

                                 SCHEDULE 2.19

                               Personal Property


     1.  Dell Computer
     2.  Laptop Computer
     3.  Hewlett Packard Office Jet Printer

SCHEDULE 2.19

                                 SCHEDULE 2.20

                                 Real Property


     The Company uses the residential home of the Shareholder at 79 Beacon Street, Boston, Massachusetts 02108, in the conduct of its business.

SCHEDULE 2.20

                                 SCHEDULE 2.21

                              Employee Information

2.21.1 Daniel Kraft, M.D., President of the Company. No salary has been paid as of yet.

2.21.3. Lisa Kraft, Primary Customer Service Agent for the Company as of April
1998.   Annual salary of $50,000. No salary has been paid as of yet.

2.21.4  No scheduled or contemplated increases in compensation or bonuses.

2.21.5  No scheduled or contemplated employee promotions.

SCHEDULE 2.21

                                 SCHEDULE 2.22

                             Intellectual Property


     1. No registered patents, trademarks, tradenames, service marks and copyrights, nor any applications therefor.

     2. The Company owns the following URLs which will be assigned to Netivation.com, Inc. effective as of the Closing:

          a.   MedicalClogs.com (active site)
          b.   MedStudent.net (active site)
          c.   MDBooks.com (points to DiscountMedBooks.com)
          d.   DiscountMedBooks.com (active site)

Although the Company owns the registered domain names listed above, the Company does not hold a registered trademark or service mark for such names.

     3. Ownership of the following URLs shall remain with the Shareholder, as applicable:

          a.   LawBooks.com
          b.   BizBookstore.com
          c.   DentistBookstore.com (Shareholder)
          d.   MedicalBookstore.org  (Shareholder)
          e.   MedicalBookstore.net (Shareholder)
          f.   MedicalBooks.org (Shareholder)
          g.   DoctorMall.com (Company)

Although the Shareholder or Company owns the registered domain names listed above, neither the Shareholder nor the Company holds a registered trademark or service mark for such names. Items 3c through 3g shall be subject to the terms of the Shareholder's Employment and Noncompetition Agreement which shall be entered into with Netivation in connection with the Closing as set forth in the Agreement and Plan of Merger.


SCHEDULE 2.22

                                  SCHEDULE 3.7

                      Scope of Current Business Operations


     Currently, Netivation.com, Inc. conducts the following activities:

 . produces and maintains Votenet (www.votenet.com), a political community designed for voters, politicians, advocacy and special interest organizations, lobbyists, students, members of the media and others interested in public policy and the political process;

 . produces and maintains Medinex (www.medinex.com), a healthcare community designed for physicians, patients, hospitals, insurance companies, pharmaceutical and medical supply companies and others interested in healthcare issues;

 . develops a complementary suite of Internet based tools and services specifically for members of each community, including targeted search engine technology, e-commerce technologies, e-mail, e-mail delivery services, Web design and hosting services, chat rooms and discussion forums;

 . provides campaign management software for the Votenet community that can be used to manage voter data and interaction, fund-raising and reporting;

 . provides an online fund-raising service that allows political campaigns to use Netivation.com to facilitate their online fund-raising activities;

 . provides a Web-based physicians' office management application for the Medinex community that provides physicians with solutions to basic and multiple medical office application needs, such as: patient account ledgers; medical records management; accounts receivable; scheduling; insurance billing; and other services and applications designed to increase office efficiency and productivity.

 .  maintains a health site certification process;

 . provides advertising opportunities in the form of traditional banner advertisements, e-mail based advertisements and product sponsorships;

 .  pursues cross-linking arrangements with Internet content providers; and

 . partners with merchants and service providers to integrate their products and services into the Votenet and Medinex communities, making them available for sale to the community member.

SCHEDULE 3.7